                                                                    EXHIBIT 10.2

As Filed with the Securities and Exchange Commission on October 24, 2001.


                            COLLABORATION AGREEMENT


        THIS COLLABORATION AGREEMENT ("AGREEMENT") is made and entered into effective as of April 24, 2001 (the "EFFECTIVE DATE"), by and between NORTHWEST BIOTHERAPEUTICS, INC., having principal offices at 21270 23rd Dr. SE, Suite 100, Bothell, Washington 98021 ("NORTHWEST") and MEDAREX, INC., having principal offices at 707 State Road, Suite 206, Princeton, New Jersey 08540-1437, on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., with principal offices at 2350 Qume Drive, San Jose, California 95131 (collectively, "MEDAREX"). Northwest and Medarex each may be referred to herein individually as a "PARTY," or collectively as the "PARTIES."

        WHEREAS, Medarex and Northwest desire to enter into a definitive agreement to collaborate to produce fully human monoclonal antibodies to certain antigen targets in order to develop and commercialize genomics-derived, antibody-based products on the terms set forth below;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

                                    ARTICLE 1
                SCOPE OF COLLABORATION; COLLABORATION ACTIVITIES

        SECTION 1.1 SCOPE OF COLLABORATION. The Parties have entered into this collaboration (such collective enterprise, the "COLLABORATION") to jointly research, develop and commercialize Collaboration Products with respect to Collaboration Targets throughout the Territory as set forth in this Agreement. Any capitalized term used in this Agreement not otherwise defined herein shall have the meaning set forth on Appendix A.

        SECTION 1.2 RESEARCH ACTIVITIES.

                1.2.1 GENERAL. Under the direction and supervision of the Steering Committee, the Parties shall use Commercially Reasonable Efforts to conduct their respective research activities in accordance with this Agreement, each Project Plan and each Project Budget.

                1.2.2 VALIDATION OF COLLABORATION TARGETS. Northwest shall provide to the Collaboration those Antigens set forth on Appendix C-1 hereto (each such Antigen shall be an "INITIAL ANTIGEN" until accepted by Medarex pursuant to the terms of this subsection 1.2.2, at which time such Initial Antigen shall be deemed a "COLLABORATION TARGET" for all purposes of this Agreement and added to Appendix C-2, which Appendix C-2 may be amended pursuant to this subsection 1.2.2 and Sections 1.7 or 5.1.2 or by the "press written agreement of Medarex and Northwest). In addition, during each of the four (4) years of the Target Entry Period, Northwest shall propose to Medarex additional Antigens (each, a "SUBSEQUENT Antigen") for evaluation by Medarex as provided in this subsection 1.2.2, until such time as Medarex has accepted one (1)



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additional Subsequent Antigen as a Collaboration Target (in addition to the
Initial Antigens and any replacements thereto pursuant to subsection (d) below) for each such year. For each Initial Antigen or Subsequent Antigen proposed by Northwest pursuant to this Agreement, Medarex may decline such target in its sole discretion if Medarex (i) is researching or developing, or has researched and developed, in collaboration with a Third Party, antibodies to such Initial Antigen or Subsequent Antigen (either alone or as part of a joint development program with a Third Party) or (ii) has previously granted to a Third Party exclusive rights with respect to such Initial Antigen or Subsequent Antigen or with respect to antibodies to such Initial Antigen or Subsequent Antigen.

                        (a) ANTIGEN EVALUATION MATERIALS. With respect to each Initial Antigen and each Subsequent Antigen, Northwest shall promptly develop and furnish to Medarex the following data and information ("ANTIGEN EVALUATION MATERIALS"):

                                (i) a written description of the applicable
Antigen, including [  ***  ] thereof, when available;

                                (ii) the [  ***  ] and/or [  ***  ] for such
Antigen,

                                (iii) [  ***  ] that Northwest believes in good
faith to be reasonably necessary for determining whether such [  ***  ];

                                (iv) [  ***  ] in the possession of Northwest or
its Affiliates relating to such Antigen and relevant to the Collaboration-,

                                (v) all information regarding the [  ***  ] of
such Antigen, the [ *** ] by Northwest and its Affiliates with respect to such Antigen, and any [ *** ] or otherwise) that would [ *** ] the Parties' right to fully Exploit any Collaboration Products with respect thereto;

                                (vi) existing and available [  ***  ] for
[  ***  ];

                                (vii) a list of [  ***  ] for Antibody Products
against such Antigen-,

                                (viii) [  ***  ] applicable to Antibody Products
against such Antigen, to the extent known by Northwest;

                                (ix) any [  ***  ] undertaken by or on behalf of
Northwest or its Affiliates with respect to the [  ***  ] against such Antigen;


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



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                                (x) the [  ***  ] for [  ***  ] for the
development of antibody-based products; and

                                (xi) [  ***  ] in Northwest's or its Affiliates'
possession with respect to [  ***  ].

                        (b) ADDITIONAL VALIDATION ACTIVITIES. In the event Medarex receives Antigen Evaluation Materials for a given Initial Antigen or Subsequent Antigen pursuant to Section 1.2.2(a), but does not believe such materials are sufficiently complete, the Parties shall discuss in good faith additional analyses to be performed by Northwest in order to complete the Antigen Evaluation Materials and Northwest shall use Commercially Reasonable Efforts to perform such additional analyses to the reasonable satisfaction of Medarex.

                        (c) EVALUATION OF COLLABORATION TARGETS.

                                (i) Upon receipt of the Antigen Evaluation
Materials pursuant to subsection (a) above and any additional materials pursuant to subsection (b) above, Medarex shall evaluate the scientific merits of the respective Initial Antigen or Subsequent Antigen. If such evaluation reveals in the reasonable opinion of Medarex that such Initial Antigen or Subsequent Antigen is not sufficiently characterized or validated so as to permit a successful development of Collaboration Products under this Agreement, the Parties shall meet to discuss Medarex's concerns. If such concerns remain unresolved after such meeting, such Initial Antigen or Subsequent Antigen shall not become a Collaboration Target, excluded from the Collaboration and returned to Northwest, and Medarex shall have no further rights to such Initial Antigen or Subsequent Antigen under this Agreement.

                                (ii) Upon request of either Party, the Steering
Committee shall solicit a formal patent review and opinion regarding each Collaboration Target prior to the commencement of any development activities with respect to such target. Such review shall be performed by an outside law firm selected by the Steering Committee. The costs of such formal opinion shall be shared 50% by Northwest and 50% by Medarex. If such review reveals that it is more likely than not that Collaboration Products developed against such Collaboration Target will be subject to claims of infringement of Patents owned by Third Parties, the Parties shall meet to discuss how to further proceed. If the Parties agree not to proceed with the identification and development of Collaboration Antibodies against such target, or if the Parties are unable to agree on whether or not to proceed, such Collaboration Target shall be excluded from the Collaboration and returned to Northwest, and Medarex shall have no further rights to such Antigen under this Agreement.

                        (d) REPLACEMENT OF INITIAL ANTIGENS. For each Initial Antigen and Subsequent Antigen that is excluded from the Collaboration and returned to Northwest as provided in subsection (c)(i) above and for each Collaboration Target that is excluded from the Collaboration pursuant to Section
(c)(ii) above, Northwest shall use Commercially Reasonable Efforts to propose to Medarex within ninety (90) days from the date thereof ("Replacement Period") another Initial Antigen or Subsequent Antigen for inclusion in this Agreement as a


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.



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

Collaboration Target, and the Parties shall proceed with the evaluation of such Initial Antigen or Subsequent Antigen as provided in Section 1.2.2 above. Northwest's obligation to provide new Antigens for evaluation by Medarex shall expire upon the expiration of the Target Entry Period and the Replacement Period with respect to the last Initial Antigen or Subsequent Antigen that has been returned to Northwest as provided above.

                        (e) ADDITIONAL COLLABORATION TARGETS. Northwest shall have the right to offer additional Antigens to the Collaboration as Collaboration Targets, by providing Medarex with any and all Antigen Evaluation Materials with respect to such Antigen and such other information and data as Medarex may request. In the event that the Parties agree to accept any such additional Antigen into the Collaboration, the Parties shall use good faith efforts to agree on a written description of such Antigen, and Appendix C-2 shall be automatically amended to include such Antigen and such description.

                        (f) Upon completion of the evaluation pursuant to this
Section 1.2.2 and acceptance of a Collaboration Target by Medarex, the Parties shall proceed with the Collaboration with respect to such target as provided in
Section 1.2.3 et seq. below.

                1.2.3 IDENTIFICATION OF APPLICABLE ASSAYS AND SUCCESS CRITERIA. As part of the Project Plan for a given Collaboration Target, the Steering Committee will:

                        (a) identify the immunogen(s) (each, an "IMMUNOGEN") to be used to enable Medarex to perform its activities pursuant to Section 1.2.5;

                        (b) determine which Party will be responsible for delivering the Immunogen(s) to Medarex.

                        (c) identify a set of assays (each, an "ASSAY") for screening Assay Candidates against such Collaboration Target;

                        (d) determine which Party will be responsible for delivering the Assays to the Collaboration; and

                        (e) establish criteria (the "ASSAY SUCCESS CRITERIA") for determining, subject to Section 1.2.6, whether an Assay Candidate should become a Collaboration Antibody; and

                        (f) update the description of Collaboration Target and the potential utility of Antibody Products thereto in Appendix C to more accurately reflect what Antigens, or portions thereof, are included in the Collaboration as such additional information becomes available in the course of the Collaboration.

The Steering Committee may elect to use a Third Party to provide one or more Immunogen(s) to the Collaboration. In addition, the Steering Committee may elect to have a Third Party develop and/or perform one or more of the Assays.



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                1.2.4 ALLOCATION OF COSTS. All costs associated with identifying
Collaboration Targets, preparing and furnishing to Medarex complete Antigen Evaluation Materials with respect thereto, and creating and delivering the Immunogen(s) to Medarex (the "NORTHWEST RESEARCH ACTIVITIES") shall be borne
100% by Northwest. All costs associated with immunizing the HuMAb Mice and raising a panel of different Antibodies to the applicable Collaboration Target pursuant to the last sentence of Section 1.2.5 (the "MEDAREX RESEARCH ACTIVITIES") shall be borne 100% by Medarex. All costs associated with developing and performing the Assays shall be borne 50% by Medarex and 50% by Northwest. The Parties acknowledge and agree that the Northwest Research Activities and the Medarex Research Activities are deemed to be and are of equal value and neither Party shall have any right to reimbursement or credit from the other Party for the cost and expenses associated with such research activities.

                1.2.5 RAISING OF ANTIBODIES BY MEDAREX. The Party designated under Section 1.2.3(b) shall provide to Medarex sufficient Immunogen for each Collaboration Target to enable Medarex to perform its activities pursuant to this Section 1.2.5. Upon the delivery of such Immunogen, Medarex shall use Commercially Reasonable Efforts to immunize the HuMAb Mice and raise a panel of different Antibodies to the applicable Collaboration Target.

                1.2.6 SELECTION OF ASSAY CANDIDATES; ASSAY SCREENING; SELECTION OF COLLABORATION ANTIBODIES.

                        (a) Medarex shall select a subset of the Antibodies raised pursuant to Section 1.2.5 to become "ASSAY CANDIDATES" by identifying those of the Antibodies that have a greater likelihood to qualify as Collaboration Antibodies. Medarex will make available to the Steering Committee such raw data and information as may be requested from time to time regarding the Antibodies raised pursuant to Section 1.2.5 and the selection criteria applied by Medarex. Subject to Section 1.2.6(b), upon review of the data presented by Medarex, the Steering Committee shall have the right to designate additional Antibodies as Assay Candidates. As set forth under the applicable Project Plan, the Parties shall run each Assay Candidate through the applicable Assays. Upon completion of the Assay screening for a given Assay Candidate, each Party will be provided with the results of such screening (including the raw data underlying such results). The Steering Committee will then determine whether the Assay Candidate has met the applicable Assay Success Criteria. Subject to Section 1.2.6(b), each Assay Candidate that meets the applicable Assay Success Criteria shall be deemed to be a "COLLABORATION ANTIBODY"; provided, however the Steering Committee may, in its sole discretion, (i) decide that an Assay Candidate that meets the Assay Success Criteria shall nonetheless not be deemed to be a Collaboration Antibody, or (ii) decide that an Assay Candidate that does not meet the Assay Success Criteria shall nonetheless be deemed to be a Collaboration Antibody.

                        (b) Promptly after the identification of any Assay Candidate that meets the Assay Success Criteria, Medarex shall determine whether
Medarex: (i) is researching or developing, or has researched or developed, either alone or in collaboration with a Third Party, such Assay Candidate, or
(ii) has previously granted a Third Party rights with respect to such Assay Candidate (each a "Reserved Antibody"). Medarex shall inform Northwest without delay of its determination, and any Assay Candidates that are Reserved Antibodies shall not become

Collaboration Antibodies, and all amounts of such Reserved Antibodies produced pursuant to this Agreement will be destroyed. If an Assay Candidate is precluded from becoming a Collaboration Antibody under this Section 1.2.6(b), then notwithstanding Section 1.2.4 and anything herein to the contrary, Medarex: shall bear one hundred percent (100%) of all cost associated with developing and performing Assays with respect to such Assay Candidate (i.e. pro rated over all Antibodies for which such Assay was developed and performed).

                1.2.7 EFFECT OF DESIGNATION OF COLLABORATION ANTIBODIES. Any Antibody that is designated a Collaboration Antibody in accordance with Section
1.2.6 shall be exclusive to the Collaboration. Except as otherwise provided in this Agreement, once an Antibody is designated a Collaboration Antibody, all costs associated with the research, development and commercialization of such Antibody shall be split fifty percent (50%) for Northwest and fifty percent (50%) for Medarex, as more fully described in Section 4.1.

                1.2.8 LEAD COLLABORATION ANTIBODIES. Out of the pool of Collaboration Antibodies against a given Collaboration Target, the Steering Committee will select the Collaboration Antibody that it believes to be most promising for development and commercialization and it will then move such Collaboration Antibody into Production Process Development. Each Collaboration Antibody that is put into Production Process Development shall be deemed to be a "LEAD COLLABORATION ANTIBODY." It is understood that the Steering Committee may, over time, select more than one Lead Collaboration Antibody against a given Collaboration Target, or substitute one Lead Collaboration Antibody for another. Upon designation of each Lead Collaboration Antibody, the Parties shall commence Production Process Development for such antibody. Each Party will bear fifty percent (50%) of the cost of Production Process Development as provided in
Section 1.2.7 above; provided that if the Steering Committee elects to have Medarex perform such Production Process Development, then such fifty percent (50%) share of Production Process Development costs shall be calculated based on Medarex's Fully-Burdened Production Process Development Cost.

        SECTION 1.3 PROJECT PLAN AND PROJECT BUDGET. Upon designation of a given Antigen as a Collaboration Target pursuant to Section 1.2.2, Medarex and Northwest under the direction of the Steering Committee shall jointly develop and implement a Project Plan (each a "PROJECT PLAN") and Project Budget (each a "PROJECT BUDGET") for the research, development, manufacture and commercialization of Collaboration Antibodies against such Collaboration Target. It is understood that the components of each Project Plan and Project Budget will evolve as the applicable Collaboration Antibodies move through the research, development, manufacture and commercialization life cycle.

        SECTION 1.4 PERFORMANCE STANDARDS. Each Party shall perform, or cause to be performed, its respective activities hereunder in good scientific manner, and in compliance in all material respects with all Applicable Law and shall use Commercially Reasonable Efforts to (a) research, develop, file for Regulatory Approval and commercialize one or more Collaboration Products with respect to each Lead Collaboration Antibody, and (b) achieve the objectives of each Project Plan in accordance with each Project Budget, in each case, efficiently and expeditiously by allocating sufficient time, effort, equipment and skilled personnel to complete such activities successfully and promptly.

        SECTION 1.5 PRODUCT TRADEMARKS. The Parties shall develop Product Trademarks for each Collaboration Product that will be commercialized. Such Product Trademarks shall not be confusingly similar to, misleading or deceptive with respect to, or dilute any of the Trademarks owned or Controlled by either of the Parties, or any part of such Trademarks. No Party or any of its Affiliates or sublicensees shall commercialize a Collaboration Product under any Trademark other than the Product Trademarks. No Party or any of its Affiliates or sublicensees shall use in its business any Trademark that is confusingly similar to, misleading or deceptive with respect to, or dilutes any of the Product Trademarks or any other Trademarks used to identify or distinguish a Collaboration Product, or any part of the foregoing. The Steering Committee shall oversee the filing, prosecution and maintenance of all Product Trademark registrations. The Parties shall share equally (50%) in the costs and expenses of such filing, prosecution and maintenance. Subject to Applicable Law, the label of any Collaboration Products shall include, at Northwest's sole discretion, the name of Northwest and, at Medarex's sole discretion, the name of Medarex.

        SECTION 1.6 SUPPLY OF COLLABORATION PRODUCTS. Each Party shall have the right to submit to the Steering Committee a proposal for the manufacture of clinical and/or commercial supplies of Collaboration Products. The Steering Committee shall negotiate at arm's length with each Party that submits such proposal the price and other terms and conditions of such supply, and, subject to the terms of this Section 1.6, shall select one of the Parties as the manufacturer of Collaboration Products after such arm's length negotiations; provided that the terms arrived at in such negotiations shall be competitive compared to other manufacturers of antibody products in the industry. In the event that the Steering Committee determines that the terms offered by either or both Parties at the end of such negotiations are not competitive, the Steering Committee shall solicit bids from Third Party suppliers to supply the Parties' requirements thereof In any event, the Steering Committee shall use its best efforts to enter into a supply agreement with the supplier that is best able to meet the Parties' requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability, timeliness and reputation.

        SECTION 1.7 REVERSION OF COLLABORATION TARGETS. If, notwithstanding the Commercially Reasonable Efforts of the Parties, no Collaboration Antibodies have been designated with respect to a Collaboration Target pursuant to Section 1.2.6(a) within two (2) years, or such other period as the Parties may agree, after the immunization of the HuMAb Mice with respect to such Collaboration Target pursuant to Section 1.2.5, then (a) such Antigen shall cease to be a Collaboration Target (such Antigen, a "REVERSION TARGET"), and Appendix C shall be amended accordingly, (b) any Antibodies with respect thereto shall not become Collaboration Antibodies, (c) any Antibody Products with respect thereto shall not become Collaboration Products, and (d) any licenses granted pursuant to
Article 3, with respect to such Antigen, Antibody or Antibody Product shall terminate. Promptly upon such designation, the Parties shall destroy all Antibody Products and other Biological Materials created under this Agreement with respect to such a Reversion Target.



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                                    ARTICLE 2
                         OPERATION OF THE COLLABORATION

        SECTION 2.1 STEERING COMMITTEE.

                2.1.1 FORMATION OF STEERING COMMITTEE. The Parties shall establish a joint committee (the "STEERING COMMITTEE"), which shall oversee the research, development and commercialization activities hereunder. Each of Northwest and Medarex: shall appoint an equal number of representatives with the requisite experience and seniority to enable them to make decisions on behalf of the Parties with respect to the Collaboration. From time to time, Northwest and Medarex each may substitute any of its representatives to the Steering Committee.

                2.1.2 RESPONSIBILITIES. The Steering Committee shall, in addition to its other responsibilities described in this Agreement: (a) prioritize the research, development, manufacturing and commercialization activities with respect to Collaboration Targets, Collaboration Antibodies and Collaboration Products; (b) subject to Section 1.3, allocate responsibility for such activities between Northwest and Medarex taking into consideration their relevant expertise and available resources; (c) develop and implement a strategy for researching, developing, manufacturing, obtaining and maintaining Regulatory Approvals for, and commercializing, the Collaboration Products; (d) establish such subcommittees as deemed appropriate by the Steering Committee; and (e) take such other actions as are set forth in this Article 2 or as the Parties may unanimously agree. The Steering Committee may evaluate additional technologies that may be necessary or beneficial to the Collaboration and may recommend the acquisition or in-licensing of these technologies to the Parties. Except for its ability to update the Exhibits to this Agreement as expressly permitted in this Agreement, the Steering Committee shall not have any power to amend this Agreement and will have only such powers as are specifically delegated to it hereunder

                2.1.3 PROCEDURAL RULES FOR THE STEERING COMMITTEE.

                        (a) GENERALLY. Except as explicitly set forth in this
Section 2.1.3, the Steering Committee shall establish its own procedural rules for its operation.

                        (b) VOTING. The Steering Committee shall take action by unanimous consent of Northwest and Medarex, with each such Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of Northwest and Medarex.

        SECTION 2.2 PROGRESS REPORTS. Within thirty (30) days after the end of each calendar year, or as otherwise required by the Steering Committee, each Party shall provide to the other Party a written progress report, which shall
(a) describe any research, development or commercialization activities with respect to Collaboration Targets or Collaboration Products and any other work relating to the Collaboration Targets and Collaboration Products that it has performed, or caused to be performed, since the last such report, (b) evaluate the work performed in relation to the goals of this Agreement and the applicable Project Plan, and (c) provide such



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other information as may be required by this Agreement and the applicable
Project Plan or reasonably requested by the other Party relating to such activities. In addition to the progress reports provided hereunder, it is contemplated that the Parties will maintain informal communications through the Steering Committee and their day-to-day activities under this Agreement.

        SECTION 2.3 DISPUTE RESOLUTION.

                2.3.1 STEERING COMMITTEE; CEOS. Any dispute that may arise relating to the terms of this Agreement or the activities of the Parties hereunder shall be brought to the attention of the Steering Committee, which shall attempt in good faith to achieve a resolution. Either Party may convene a special meeting of the Steering Committee for the purpose of resolving disputes. If the Steering Committee is unable to resolve such a dispute within twenty (20) days of the first presentation of such dispute to the Steering Committee, and with respect to all other disputes, such dispute shall be referred to the Chief Executive Officers of each of the Parties (or their respective designees) who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the dispute.

                2.3.2 EXPERT; LITIGATION. If any dispute is not resolved by the Chief Executive Officers of the Parties (or their designees) within ten (10) business days after such dispute is referred to them pursuant to subsection
2.3.1 above, then either Party shall have the right (x) if such dispute relates to Sections 1.2.3(a), (c) or (e), 1.2.6(a) (to the extent the dispute relates to the determination of whether an Assay Candidate has met the applicable Assay Success Criteria), 1.2.8 (to the extent the dispute relates to the selection of a Lead Collaboration Antibody), or 1.3 (to the extent the dispute relates to the determination of the activities to be undertaken pursuant to a Project Plan, but not with respect to a dispute regarding which Party will perform any such activities), to refer such dispute to an Expert for expedited arbitration as set forth in subparagraphs 2.3.3 below, or (y) with respect to any other dispute, including with respect to a Party's interpretation of, or any allegation of breach of, this Agreement, to litigate such dispute in accordance with Section
11.5 or to pursue such other dispute resolution mechanism as the Parties may agree.

                2.3.3 EXPERT PROCEEDINGS.

                        (a) With respect to disputes under subparagraph (x) above that are not resolved by the Chief Executive Officers of the Parties (or their designees) pursuant to Section 2.3.1, upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint a mutually acceptable disinterested, conflict-free individual not affiliated with either Party, with scientific, technical and regulatory experience with respect to the development of antibody-based products necessary to resolve such dispute (an "Expert"). If the Parties are not able to agree within five (5) days after the receipt by a Party of the written request in the immediately preceding sentence, the CPR Institute for Dispute Resolution shall be responsible for selecting an Expert within seven (7) days of being approached by a Party. The fees and costs of the Expert and the CPR Institute for Dispute Resolution shall be shared equally (50%) by the Parties.



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                        (b) Within fifteen (15) days after the designation of
the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have five (5) days from receipt of the other Party's submission to submit a written response thereto, which shall include any scientific and technical information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

                        (c) No later than thirty (30) days after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most fair and reasonable to the Parties in light of the totality of the circumstances and shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive, absent manifest error.

                                    ARTICLE 3
                                 GRANT OF RIGHTS

        SECTION 3.1 LICENSE GRANTS FOR COLLABORATION ACTIVITIES.

                3.1.1 MEDAREX GRANT. Subject to Section 3.3 and the other terms and conditions of this Agreement, Medarex hereby grants to Northwest and its Affiliates a co-exclusive (with Medarex and its Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Sections 3.3.5 and 3.4, under the Medarex Technology and the Collaboration Technology, in each case to (a) perform Northwest's activities under Section 1.2, and (b) jointly Exploit the Collaboration Products in accordance with this Agreement.

                3.1.2 NORTHWEST GRANT. Subject to the terms and conditions of this Agreement, Northwest hereby grants to Medarex and its Affiliates a co-exclusive (with Northwest and its Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, under the Northwest Technology and the Collaboration Technology, in each case to (a) perform Medarex's activities under Section 1.2, and (b) jointly Exploit the Collaboration Products in accordance with this Agreement.

        SECTION 3.2 PRODUCT TRADEMARKS FOR COLLABORATION PRODUCTS.

                3.2.1 MEDAREX GRANT. Subject to the terms and conditions of this Agreement, Medarex hereby grants to Northwest and its Affiliates a royalty free, fully paid, co-exclusive (with Medarex and its Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, to use the Product Trademarks to Exploit the Collaboration Products in accordance with this Agreement.

                3.2.2 NORTHWEST GRANT. Subject to the terms and conditions of this Agreement, Northwest hereby grants to Medarex and its Affiliates a royalty free, fully paid, co-exclusive (with Northwest and its Affiliates), fully-paid, royalty-free license, with the right to sublicense solely as provided in Section 3.4, to use the Product Trademarks to Exploit the Collaboration Products in accordance with this Agreement.



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

        SECTION 3.3 EXCLUSIVITY, RESERVED RIGHTS AND PRE-EXISTING GRANTS.

                3.3.1 ANTIGEN EXCLUSIVITY. Subject to Sections 3.3.2 and 3.3.4, the Parties acknowledge and agree that this Collaboration shall be exclusive with respect to the Collaboration Targets and that no Party shall engage, directly or indirectly, on behalf of itself or any other party, in the research, development, commercialization or other Exploitation of antibody-based products with respect to any Collaboration Target other than the Collaboration Products and Unilateral Products as provided in this Agreement and any related agreements between the Parties.

                3.3.2 RESEARCH AND COMMERCIALIZATION AGREEMENTS. Medarex shall have the right to (a) grant licenses and other rights to other parties, under the Medarex Technology for such parties to Exploit Antibody Products (but not Collaboration Products) with respect to Antigens, including Collaboration Targets, (b) transfer Medarex Know-How to such parties in connection therewith, including by providing instruction with respect to the use and immunization of HuMAb Mice and assistance with respect to the Mice-Related Technology, (c) develop production processes for, and manufacture, such Antibody Products, and
(d) receive license fees, milestone payments, royalties and other remuneration in connection therewith, but, in connection with clause (a), (b), (c) or (d) above, not to otherwise actively participate in the clinical development or commercialization of such Antibody Products by such parties (each agreement with respect to the foregoing, a "Research and Commercialization Agreement").

                3.3.3 RETAINED RIGHTS.

                        (a) OTHER ANTIGENS. Notwithstanding anything in this Agreement to the contrary, each Party does hereby retain the right to (i) enter into collaborations with, and to grant licenses and other rights under its respective Technology to, Third Parties to Exploit Antibody Products with respect to Antigens other than Collaboration Targets, and/or (ii) independently Exploit Antibody Products with respect to Antigens other than Collaboration Targets; provided that Northwest's rights under this subsection (a) shall become effective only after all eight (8) Collaboration Targets have been evaluated and accepted as provided in Section 1.2.2.

                        (b) NON-ANTIBODY PRODUCTS. Notwithstanding anything in this Agreement to the contrary, each Party does hereby retain the right to (i) enter into collaborations with, and to grant licenses and other rights under its respective Technology (other than Collaboration Technology, which shall be governed by Section 7.1.5) to, Third Parties to Exploit products other than antibody-based products with respect to Collaboration Targets without use or reference to the other Party's technology, and/or (ii) independently Exploit products other than antibody-based products with respect to Collaboration Targets.

                3.3.4 EXISTING GRANTS. The Parties further acknowledge and agree that pursuant to the Cross-License Agreement, Medarex has granted a non-exclusive license under certain Medarex Patents to Exploit Antibody Products, including Collaboration Products, `With respect to Antigens, including the Collaboration Targets, in the Territory.

                3.3.5 CROSS LICENSE AGREEMENT. The Cross-License Agreement prohibits Medarex from granting commercialization rights to the same Antibody Product, whether by license or sublicense, under certain Medarex Technology to more than one party in a territory. The Parties shall structure their respective commercialization rights in each country in the Territory, in accordance with this Section 3.3.5, so as to comply with the requirements of the Cross-License Agreement and shall use good faith efforts to ensure that any such structure preserves the intended economic benefits of the Collaboration to the Parties.

                        (a) So long as the Cross-License Agreement is in effect, if the Steering Committee desires to grant a sublicense with respect to commercialization of a Collaboration Product pursuant to Section 3.4, then the Steering Committee shall provide Medarex with written notice thereof, which shall set forth in reasonable detail the terms and conditions of such sublicense, the Medarex Technology and Collaboration Product involved, and the identity of the proposed sublicensee. Upon receipt of such notice, Medarex shall make a good faith determination as to whether such Medarex Technology is subject to the sublicense restrictions contained in the Cross-License Agreement.

                        (b) To the extent that Medarex determines that such Medarex Technology is not subject to the sublicense restrictions contained in the Cross-License Agreement, Medarex shall so notify the Steering Committee in writing and the Collaboration thereafter shall have the right to grant such sublicense, subject to Section 3.4.

                        (c) To the extent that Medarex determines that all or part of such Medarex Technology is subject to the sublicense restrictions contained in the Cross-License Agreement, Medarex shall so notify the Steering Committee in writing. The Parties shall then meet to discuss in good faith how to proceed in order to optimize the commercialization of the applicable Collaboration Product hereunder while complying with the requirements of the Cross-License Agreement.

        SECTION 3.4 SUBLICENSES. Subject to Section 3.3.5, each Party shall have the right to grant to Third Parties sublicenses under the licenses granted in Sections 3.1 and 3.2 only with the prior written consent of the Steering Committee, not to be unreasonably withheld or delayed; provided, however, that the grant of any such sublicense shall not relieve the sublicensing Party of its obligations under this Agreement. With respect to any proposed sublicense, the sublicensing Party shall provide the Steering Committee with written notice setting forth in reasonable detail the nature of such sublicense and the identity of the sublicensee.

        SECTION 3.5 LICENSE LIMITATIONS. Each Party hereby covenants to the other Party that neither such first Party nor any of its Affiliates, licensees or sublicensees shall use or practice the Technology of such other Party (other than the Collaboration Technology, which shall be governed by Section 7.1.5), directly or indirectly, on behalf of itself or any other party, for any purpose other than as permitted under Section 3.1 and in particular, but without limiting the generality of the foregoing, for any research, development, commercialization or other Exploitation of an Antibody Product or any other product or method, other than a Collaboration Product or a Unilateral Product as provided hereunder.

        SECTION 3.6 NO OTHER RIGHTS. For the avoidance of doubt, Medarex: and its Affiliates shall have no right, express or implied, with respect to the Northwest Technology and Northwest and its Affiliates shall have no right, express or implied, with respect to the Medarex Technology, in each case except as expressly provided in Section 3.1.

                                    ARTICLE 4
                              FINANCIAL PROVISIONS

        SECTION 4.1 PROFIT AND EXPENSE ALLOCATION WITH RESPECT TO COLLABORATION PRODUCTS.

                4.1.1 NET PROFITS AND NET LOSSES. Except as otherwise provided in this Agreement, the Parties shall share equally (50%) in the Net Profits and Net Losses, as applicable, with respect to the Collaboration Products, as set forth in this Section. Within thirty (30) days after the end of each calendar quarter in which Net Profits or Net Losses are recognized with respect to a Collaboration Product, each Party shall provide the other Party with a statement detailing its Net Profits or Net Losses for such Collaboration Product for such calendar quarter on a country-by-country basis, which statement shall set forth in reasonable detail any Net Sales by such Party or its Affiliates, any Commercialization Expenses and any Other Operating (Income)/Expense, including a detailed breakdown of the components of the foregoing, with respect to such Collaboration Product, provided that such Commercialization Expenses (including the components thereof) may not exceed (or be projected to exceed) the amount set forth in the applicable Project Budget with respect to the commercialization activities set forth in the applicable Project Plan by more than ten percent (10%) without the approval of the Steering Committee ("AUTHORIZED COMMERCIALIZATION EXPENSES"). Within forty-five (45) days after the end of each calendar quarter, the Parties shall make payments to one another so that each shall share equally (50%) in the Net Profits or Net Losses, as applicable, for such calendar quarter for each Collaboration Product.

                4.1.2 RESEARCH AND DEVELOPMENT EXPENSES. Except as otherwise provided in this Agreement, Medarex, on the one hand, and Northwest, on the other hand, shall share equally (50%) in the cost and expense of all Authorized R&D Expenses (as defined below) incurred by or on behalf of the Parties in connection with their activities other than the Northwest Research Activities and the Medarex Research Activities. Within thirty (30) days after the end of each calendar quarter, each Party shall furnish the Steering Committee with a statement (a) detailing the costs and expenses actually incurred in connection with the research and development activities (including Phase IV and any other post-Regulatory Approval research and development activities) performed by or on behalf of such Party during such calendar quarter, provided that such costs or expenses may not exceed (or be projected to exceed) the amounts set forth in the relevant Project Budget with respect to such research and development activities by more than ten percent (10%) without the approval of the Steering Committee (the "AUTHORIZED R&D EXPENSES") and (b) comparing such expenses to date with the projections set forth in the Project Budget. Within forty-five (45) days after the end of each calendar quarter, Medarex and Northwest shall make payments to one another so that each shall bear fifty percent (50%) of the total Authorized R&D Expenses for such calendar quarter.

        SECTION 4.2 PAYMENT METHOD. All amounts due by one Party hereunder shall be paid in U.S. dollars by wire transfer in immediately available funds to an account designated by the receiving Party. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement shall bear interest at a rate equal to the lesser of the prime rate as published in The Wall Street Journal, Eastern Edition, on the first day of each calendar quarter in which such payments are overdue, plus two percentage points, or the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly.

        SECTION 4.3 CURRENCY; FOREIGN PAYMENTS. If any currency conversion shall be required in connection with any payment hereunder, such conversion shall be made by using the exchange rate for the purchase of U.S. dollars as published in The Wall Street Journal, Eastern Edition, on the last business day of the calendar quarter to which such payments relate. If at any time legal restrictions prevent the prompt remittance of any Net Profits with respect to Net Sales in any jurisdiction, the applicable Party may notify the other and make such payments by depositing the amount thereof in local currency in a bank account or other depository in such country in the name of the receiving Party or its designee, and such Party shall have no further obligations under this Agreement with respect thereto.

        SECTION 4.4 TAXES. A Party may deduct from any amounts it is required to pay pursuant to this Agreement an amount equal to that withheld for or due on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by a jurisdiction other than the United States ("WITHHOLDING TAXES"). At the receiving Party's request, the paying Party shall provide the receiving Party a certificate evidencing payment of any Withholding Taxes hereunder and shall reasonably assist the receiving Party, at the receiving Party's expense, to obtain the benefit of any applicable tax treaty.

        SECTION 4.5 RECORDS RETENTION; AUDIT.

                4.5.1 RECORD RETENTION. Each Party shall maintain (and shall ensure that its Affiliates and sublicensees shall maintain) complete and accurate books, records and accounts that fairly reflect their respective (a) Authorized R&D Expenses, Authorized Commercialization Expenses, Other Operating (Income)/Expenses, any costs and expenses reimbursable under Article 7, and any other costs and expenses reimbursable or otherwise shared by the Parties hereunder (collectively, the "COLLABORATION EXPENSES"), and (b) Net Sales of Collaboration Products and Net Profits and Net Losses with respect to Collaboration Products, in each case in sufficient detail to confirm the accuracy of any payments required hereunder and in accordance with GAAP, which books, records and accounts shall be retained by such party until the later of
(i) three (3) years after the end of the period to which such books, records and accounts pertain, and (ii) the expiration of the applicable tax statute of limitations (or any extensions thereof), or for such longer period as may be required by Applicable Law.

                4.5.2 AUDIT. Each Party shall have the right to have an independent certified public accounting firm of nationally recognized standing, reasonably acceptable to the audited Party, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of the other Party (and its Affiliates and sublicensees) as may be reasonably necessary to verify the accuracy of such Collaboration Expenses, Net Sales, or Net Profits or Net Losses, as applicable, for any calendar quarter ending not more than thirty-six (36) months prior to the date of such request; provided, however, that neither Party shall have the right to conduct more than one such audit in any twelve (12)-month period. The accounting firm shall disclose to each Party whether such Collaboration Expenses, Net Sales, or Net Profits or Net Losses, as applicable, are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the requesting Party. The requesting Party shall bear the cost of such audit unless the audit reveals a variance of more than five percent (5%) from the reported results, in which case the audited Party shall bear the cost of the audit. The results of such accounting firm shall be final, absent manifest error.

                4.5.3 PAYMENT OF ADDITIONAL AMOUNTS. If, based on the results of such audit, additional payments are owed by a Party under this Agreement, such Party shall make such additional payments, with interest from the date originally due at the rate of one and a half percent (1.5%) per month, within sixty (60) days after the date on which such accounting firm's written report is delivered to such Party.

                4.5.4 CONFIDENTIALITY. The auditing Party shall treat all information subject to review under this Section 4.5 in accordance with the confidentiality provisions of Article 6 and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.

                                    ARTICLE 5
          UNILATERAL AND THIRD PARTY DEVELOPMENT AND COMMERCIALIZATION

        SECTION 5.1 UNILATERAL DEVELOPMENT AND COMMERCIALIZATION.

                5.1.1 OPTING-OUT BY A PARTY. Each Party (i.e., Medarex, on the one hand, and Northwest, on the other hand) (the "OPTING-OUT PARTY") shall have the right, on thirty (30) days' written notice to the other (an "OPT-OUT NOTICE"), to elect not to proceed with the research, development and commercialization ("OPT-OUT") of all Collaboration Products with respect to a given Collaboration Target, provided that such Party shall be responsible for all budgeted costs and expenses associated with the research and development activities with respect to such Collaboration Product(s) that such Party has committed to in the applicable Project Budget as necessary to complete that phase of research and development (e.g., toxicology studies in support of an IND or Phase I, Phase II or Phase III studies) that was under way when such Party Opted-Out. By way of clarification, if a Party Opts-Out of a Collaboration Product with respect to a Collaboration Target, such Party will be deemed to have Opted-Out with respect to all Antibody Products with respect to the same Collaboration Target.

                5.1.2 RIGHTS AND OBLIGATIONS OF PARTIES WITH RESPECT TO UNILATERAL PRODUCTS.

                        (a) UNILATERAL DEVELOPMENT AND COMMERCIALIZATION. Upon receipt by a Party of an Opt-Out Notice, the receiving Party shall have the right, on written notice to the Opting-Out Party within thirty (30) days following receipt of the Opt-Out Notice (an "ELECTION NOTICE"), to proceed unilaterally with the research, development and commercialization of all Collaboration Antibodies to the applicable Collaboration Target (each, a "UNILATERAL PRODUCT") pursuant to the separate agreement with the Opting-Out Party attached hereto as Appendix D-1 or Appendix D-2, as applicable (each, a "UNILATERAL DEVELOPMENT AND COMMERCIALIZATION AGREEMENT"). Upon receipt by Medarex of an Election Notice from Northwest with respect to a Collaboration Target, the Unilateral Development and Commercialization Agreement set forth in Appendix D-1 shall be automatically amended to include such Collaboration Target and any Antibody Products with respect thereto. Upon receipt by Northwest of an Election Notice from Medarex with respect to a Collaboration Target, the Unilateral Development and Commercialization Agreement set forth in Appendix D-2 shall be automatically amended to include such Collaboration Target and any Antibody Products with respect thereto. Upon such amendment of a Unilateral Development and Commercialization Agreement pursuant to this Section 5.1.2, the applicable Antigen shall cease to be a Collaboration Target and Appendix Q shall be amended accordingly, and any licenses granted pursuant to Article 3, with respect to such Antigen and any Antibodies and Antibody Products with respect thereto, shall terminate. The Parties shall work together to ensure a smooth and orderly transition of the Unilateral Products to the non-Opting-Out Party, including the assignment of any contracts with respect to the Exploitation of such Unilateral Products to the non-Opting-Out Party, and the assumption by the non-Opting-Out Party of any obligations thereunder. Except for the obligations provided for in Section 5.1.1, the Opting-Out Party shall have (x) no further financial obligation to support or otherwise fund any additional efforts in respect of such Unilateral Product, and (y) no obligation, responsibility, or authority regarding such additional efforts in respect of such Unilateral Product. In the event that neither Party elects to proceed with the research, development or commercialization of any Collaboration Product with respect to a Collaboration Target, the rights and obligations of the Parties with respect to such Collaboration Target shall be governed by Sections 5.2 and 5.3.

                        (b) OPT-OUT OF UNILATERAL PRODUCTS. If, at any time, the non-Opting Out Party elects to Opt-Out of all Unilateral Products with respect to a Unilateral Target (as defined in the applicable Unilateral Development and Commercialization Agreement) pursuant to such Unilateral Development and Commercialization Agreement and the other Party does not elect to proceed unilaterally with the research, development and commercialization of such Unilateral Products, all such Unilateral Products shall become Dormant Products pursuant to Section 5.3 and the non-Opting Out Party shall, without any additional consideration, assign fifty percent (50%) of its right, title and interest in and to any Product Trademark and all Regulatory Documentation with respect to such Unilateral Products, including any Regulatory Approvals and applications therefor (but excluding any Regulatory Documentation comprising Production Process Technology, including any drug master file), to the other Party.

        SECTION 5.2 THIRD-PARTY RESEARCH, DEVELOPMENT AND COMMERCIALIZATION OF COLLABORATION PRODUCTS. The Parties shall have the right, at any time with respect to a Collaboration Product, to license to Third Parties rights with respect to the research, development, manufacture or commercialization of such Collaboration Product on such terms and conditions as the Parties may mutually agree; provided that (a) any such sublicense with respect to the Medarex Technology shall be governed by the procedures set forth in Sections 3.3.5 and 3.4; and (b) any disputes between the Parties as to whether or not to grant such a license shall not be subject to litigation or any other Third Party dispute resolution mechanism.

        SECTION 5.3 DORMANT PRODUCTS. If the Parties do not elect to proceed with the research, development or commercialization of a particular Collaboration Product with respect to a Collaboration Target, and the Parties have not licensed rights to such Collaboration Product to a Third Party pursuant, to Section 5.2 that would be inconsistent therewith, (each, a "DORMANT PRODUCT") either Party shall have the right at any time, subject to Section 3.3, to bring such Collaboration Product to the Steering Committee to discuss whether to initiate or reinitiate the research, development or commercialization of such Dormant Product. The initiating Party shall specify the reasons for proposing to initiate or reinitiate, such research, development or commercialization. If, within thirty (30) days after the receipt of such notice, the other Party fails to notify the interested Party in writing that it wishes to participate in the research, development or commercialization of such Dormant Product, then the interested Party shall have the right to pursue research, development or commercialization of such Dormant Product as a Unilateral Product pursuant to
Section 5.1, provided that no Collaboration Product with respect to the same Collaboration Target as such Dormant Product is being Exploited under this Agreement or by the other Party under a Unilateral Development and Commercialization Agreement.

                                    ARTICLE 6
                                 CONFIDENTIALITY

        SECTION 6.1 DEFINITION. "Confidential Information" of a Party shall mean all information and know-how and any tangible embodiments thereof provided by or on behalf of such Party to the other Party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, including data; knowledge; practices; processes; ideas; research plans, engineering designs and drawings, research data, manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing Party or to its present or future products, sales, suppliers, customers, employees, investors or business. For purposes of this Agreement, notwithstanding the Party that disclosed such information or know-how, all Northwest Know-How and all information or know-how with respect thereto, shall be Confidential Information of Northwest and all Medarex Know-How, including all Mice-Related Know-How and all Production Process Know-How, and all information and know-how with respect thereto, shall be Confidential Information of Medarex.

        SECTION 6.2 EXCLUSIONS. Notwithstanding the foregoing, information or know-how of a Party shall not be deemed Confidential Information with respect to a receiving Party for purposes of this Agreement if such information or know-how:

                (a) was already known to the receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, at the time of disclosure to, or, with respect to Know-How, discovery or development by, such receiving Party;

                (b) was generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or was otherwise part of the public domain, at the time of its disclosure to, or, with respect to Know-How, discovery or development by, such receiving Party;

                (c) became generally available or known to parties reasonably skilled in the field to which such information or know-how pertains, or otherwise became part of the public domain, after its disclosure to, or, with respect to Know-How, discovery or development by, such receiving Party through no fault of a Party other than the Party that Controls such information and know-how;

                (d) was disclosed to such receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, by a third party who had no obligation to the Party that Controls such information and know-how not to disclose such information or know-how to others; or

                (e) was independently discovered or developed by such receiving Party or its Affiliates, as evidenced by their written records, without the use of, and by personnel who had not access to, Confidential Information belonging to the Party that Controls such information and know-how.

Specific aspects or details of Confidential Information shall not be deemed to be within the public domain or in the possession of a Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of such Party. Further, any combination of Confidential Information shall not be considered in the public domain or in the possession of a Party merely because individual elements of such Confidential Information are in the public domain or in the possession of such Party unless the combination and its principles are in the public domain or in the possession of such Party.

        SECTION 6.3 DISCLOSURE AND USE RESTRICTION. Except as expressly provided herein, the Parties agree that, for the Term and for five (5) years thereafter, each Party and its Affiliates and sublicensees shall keep completely confidential and shall not publish or otherwise disclose and shall not use for any purpose except for the purposes contemplated by this Agreement any Confidential Information of the other Party, its Affiliates or sublicensees.

        SECTION 6.4 AUTHORIZED DISCLOSURE. Each Party may disclose Confidential Information of the other Party to the extent that such disclosure is:

                6.4.1 REQUIRED BY GOVERNMENTAL ORDER. Made in response to a valid order of a court of competent jurisdiction or other supra-national, federal, national, regional, state, provincial or local governmental or regulatory body of competent jurisdiction; provided, however that such Party shall first have given notice to such other Party and given such other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information and documents that are the subject of such order be held in confidence by such court or agency or, if disclosed, be used only for the purposes for which the order was issued; and provided further that if a disclosure order is not quashed or a protective order is not obtained, the Confidential Information disclosed in response to such court or governmental order shall be limited to that information which is legally required to be disclosed in response to such court or governmental order;

                6.4.2 REQUIRED BY LAW. Otherwise required by law; provided, however, that the disclosing Party shall provide such other Party with notice of such disclosure in advance thereof to the extent practicable;

                6.4.3 REQUIRED BY REGULATORY AUTHORITY. Made by such Party to the Regulatory Authorities as required in connection with any filing, application or request for Regulatory Approval; provided, however, that reasonable measures shall be taken to assure confidential treatment of such information;

                6.4.4 REQUIRED BY AGREEMENT. Made by such Party, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, research parties, employees, consultants, representatives or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6; or

                6.4.5 REQUIRED BY CERTAIN THIRD PARTIES. Made by such Party to existing or potential acquirers or merger candidates; existing or potential pharmaceutical collaborators (to the extent contemplated hereunder); investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing; or Affiliates, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Article 6. Notwithstanding this Section 6.4.5, neither Party shall disclose any item of the other Party's Confidential Information to any existing or potential acquirer or merger partner that is substantially involved in the Exploitation of Antibodies or Antibody Products without first providing such other Party with reasonable advance written notice of each such disclosure.

        SECTION 6.5 USE OF NAME. Each Party may use the name, insignia, symbol, trademark, trade name or logotype of the other Party only (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by Applicable Law, and (c) otherwise as agreed in writing by such other Party.

        SECTION 6.6 PRESS RELEASES. Press releases or other similar public communication by either Party relating to this Agreement, shall be approved in advance by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by Applicable Law (which shall be provided to the other Party as soon as practicable after the release or communication thereof), disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which shall not require advance approval.

        SECTION 6.7 PUBLICATIONS. The Parties acknowledge that scientific lead-time is a key element of the value of the research and development activities under the Collaboration and further agree that scientific publications must be strictly monitored to prevent any adverse effect from premature publication of results of the research or development activities hereunder. At least sixty (60) days prior to submission of any material related to the research or development activities hereunder for publication or presentation, the submitting Party shall provide to the other Party a draft of such material for its review and comment. The receiving Party shall provide any comments to the submitting Party within sixty (60) days of receipt of such materials. No publication or presentation with respect to the research or development activities hereunder shall be made unless and until the other Party's comments on the proposed publication or presentation have been addressed and changes have been agreed upon and any information determined by the other Party to be Confidential Information has been removed. If requested in writing by the other Party, the submitting Party shall withhold material from submission for publication or presentation for an additional sixty (60) days to allow for the filing of a patent application or the taking of such measures to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation.

                                    ARTICLE 7
                              INTELLECTUAL PROPERTY

        SECTION 7.1 INTELLECTUAL PROPERTY OWNERSHIP.

                7.1.1 OWNERSHIP OF MEDAREX TECHNOLOGY. Subject to the license grants to Northwest under Article 3, as between the Parties, Medarex shall own and retain all right, title and interest in and to any and all: (a) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of Medarex (or its Affiliates or its licensees or sublicensees (other than Northwest and its Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Collaboration Technology; (b) other Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article 3) by Medarex, its Affiliates or its licensees or sublicensees (other than Northwest), and (c) other Medarex Technology.

                7.1.2 OWNERSHIP OF NORTHWEST TECHNOLOGY. Subject to Section
7.1.3 and the license grants to Medarex under Article 3, as between the Parties, Northwest shall own and retain all right, title and interest in and to any and all: (a) Information and Inventions that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of Northwest (or its Affiliates or its licensees or sublicensees (other than Medarex and its Affiliates)), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto, except to the extent that any such Information and Inventions, or any Patent or other intellectual property rights with respect thereto, are Collaboration Technology or Mice Materials or Mice-Related Technology, (b) other Information and Inventions, and Patent and other intellectual property rights that are Controlled (other than pursuant to the license grants set forth in Article 3) by Northwest, its Affiliates or its licensees or sublicensees (other than Medarex); and (c) other Northwest Technology.

        7.1.3 OWNERSHIP OF MICE-RELATED TECHNOLOGY. Subject to the license grants to Northwest under Article 3, as between the Parties, Medarex shall own and retain all right, title and interest in and to all Mice Materials and Mice-Related Technology, including any and all information and Inventions with respect to the Mice Materials or the Mice-Related Technology (including any Improvements thereto) that are conceived; discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of Northwest, its Affiliates or its licensees or sublicensees (other than Medarex and its Affiliates), whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto. Northwest acknowledges and agrees that (a) the licenses granted to it pursuant to Article 3 permit Northwest to use Mice Materials and Mice-Related Technology solely for the Exploitation of Collaboration Products as provided in this Agreement, (b) Northwest has no right to use the HuMAb Mice or to discover, develop or otherwise make Improvements with respect to Mice Materials and Mice-Related Technology under such grants, and (c) neither it, nor any of its Affiliates, licensees or sublicensees, will engage, directly or indirectly, in activities designed to, or otherwise undertake or attempt, either on behalf of itself or another, to discover, develop or make any Information and Inventions that relate to the Mice Materials or the Mice-Related Technology. Accordingly, Northwest shall promptly disclose to Medarex in writing, the conception or reduction to practice, or the discovery, development or making of any Mice Material or Mice-Related Technology and shall, and does hereby, assign, and shall cause its Affiliates, licensees and sublicensees to so assign, to Medarex, without additional compensation, all of their respective rights, titles and interests in and to any Mice Material or Mice-Related Technology.

        7.1.4 OWNERSHIP OF PRODUCTION PROCESS TECHNOLOGY. Medarex shall own and retain all right, title and interest in and to the Production Process Technology, including any and all Information and Inventions with respect to such Production Process Technology (including any Improvements thereto) that are conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of Medarex, its Affiliates or, to the extent permitted, its sublicensees, whether or not patented or patentable, and any and all Patent and other intellectual property rights with respect thereto. Except as the Parties may otherwise expressly agree, Northwest shall not have any rights, express or implied, under this Agreement with respect to the Production Process Technology and nothing in this Agreement is intended to or shall be interpreted as granting Northwest any license to the Production Process Technology, whether subordinate or dominant to any other Technology. Medarex shall have the right to submit any of its Production Process Know-How with respect to a Collaboration Product directly to the Regulatory Authorities using a drug master file, or any foreign equivalent that is designed to protect Medarex's Confidential Information, which Know-How and filing shall, notwithstanding Section 7.1.7 or any other provision of this Agreement, be and remain the sole and exclusive property of Medarex.

                7.1.5 OWNERSHIP OF COLLABORATION TECHNOLOGY. Subject to Sections
7.1.3 and 7.1.4 and the license grants under Article 3, the Parties shall each own an equal, undivided interest in any Collaboration Technology; provided, however that, except as otherwise expressly provided in this Agreement, neither a Party nor any of its Affiliates, licensees or sublicensees shall, directly or indirectly, Exploit any Collaboration Technology, or any intellectual property rights with respect thereto, without the consent of the other Party, not to be unreasonably withheld or delayed, except that each Party shall have the right to Exploit such Collaboration Technology for research and discovery purposes (as opposed to the development, commercialization or other Exploitation of products or technology resulting therefrom), and to license others to do so, without the consent of the other Party. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, the development, making, conception or reduction to practice of any Collaboration Technology, and shall, and does hereby, assign, and shall cause its Affiliates, licensees and sublicensees to so assign, to the other Party, without additional compensation, such right, title and interest in and to any Collaboration Technology as well as any intellectual property rights with respect thereto, as is necessary to fully effect the joint ownership provided for in the foregoing sentence.

                7.1.6 OWNERSHIP OF PRODUCT TRADEMARKS. Subject to the license grants in Article 3, the Parties shall each own an equal, undivided interest in each Product Trademark with respect to a Collaboration Product. In the event that a Party Opts-Out with respect to a Collaboration Product, it shall, without any additional consideration, assign all of its right, title and interest in and to any Product Trademark with respect to such Collaboration Product or Unilateral Product to the non-Opting-Out Party; provided, however that each Party shall retain all of its right, title and interest in and to any Product Trademarks with respect to Dormant Products.

                7.1.7 FILING FOR REGULATORY APPROVALS; OWNERSHIP OF REGULATORY DOCUMENTATION.

                        (a) Subject to the license grants in Article 3, all filings for Regulatory Approvals with respect to a Collaboration Product shall be [ *** ]. With respect to the first Collaboration Product and any other Collaboration Products with respect to the same Collaboration Target, the filings for Regulatory Approvals [ *** ] or its designee. With respect to the first Collaboration Product with respect to the next Collaboration Target, and any other Collaboration Products with respect to the same Collaboration Target, the filings for Regulatory Approvals [ *** ] or its designee.


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        (b) Subject to the license grants in Article 3, each Party shall, to the extent permitted by law, have an equal, undivided interest in all other Regulatory Documentation, provided that Regulatory Documentation containing or comprising Production Process Know-How shall be and remain the sole and exclusive property of Medarex. Subject to the foregoing sentence, each Party shall promptly (a) disclose to the other Party in writing, and shall cause its Affiliates, licensees and sublicensees to so disclose, such other Regulatory Documentation, and (b) assign, or cause its Affiliates, licensees or sublicensees to assign, to the other Party, without additional compensation, such right, title and interest in and to such other Regulatory Documentation as is necessary to fully effect the joint ownership provided for in the foregoing sentence.

                        (c) Each non-Opting-Out Party shall have the right to file for all Regulatory Approvals with respect to its Unilateral Products in its own name. In the event that a Party Opts-Out with respect to a Collaboration Product, it shall transfer and assign all of its right, title and interest in and to all Regulatory Documentation with respect to such Collaboration Product, including any Regulatory Approvals and applications therefor (but excluding any Regulatory Documentation comprising Production Process Technology, including any drug master file), to the non-Opting Out Party (or its designee); provided, however, that each Party shall retain any of its right, title and interest in and to-any Regulatory Documentation with respect to a Dormant Product. Notwithstanding the sponsorship of any Regulatory Approval or ownership of any other Regulatory Documentation, each Party shall have the right to use and reference any of the Regulatory Documentation in connection with the Exploitation of Collaboration Products as provided in this Agreement.

        SECTION 7.2 PROSECUTION OF PATENTS AND TRADEMARKS.

                7.2.1 MEDAREX RIGHTS. As between the Parties, Medarex shall, subject to Section 7.2.5, have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the Medarex. Patents, including the Mice-Related Patents and the Production Process Patents; provided, however, that Northwest shall reimburse Medarex for fifty percent (501/6) of the reasonable out-of-pocket costs incurred by Medarex for filing, prosecuting and maintaining Mice-Related Patents and Production Process Patents filed after the Effective Date, to the extent that they claim or cover the Exploitation of Collaboration Products.

                7.2.2 NORTHWEST RIGHTS. As between the Parties, Northwest shall, subject to Section 7.2.5, have the sole right, at its cost and expense, to obtain, prosecute and maintain throughout the world the Northwest Patents.

                7.2.3 COLLABORATION TECHNOLOGY AND PRODUCT TRADEMARKS.

                        (a) FILINGS OF PATENTS. Subject to Section 7.2.6, the Parties shall, and shall cause their respective Affiliates, licensees and sublicensees, as applicable, to, cooperate with one another with respect to the filing, prosecution and maintenance of all Collaboration Patents, including by selecting outside counsel, reasonably acceptable to the Parties, to handle such filing, prosecution and maintenance. The Parties shall share equally in the expenses associated with the filing, prosecution (including any interferences, reissue proceedings and reexaminations) and maintenance of all Collaboration Patents.

                        (b) FILINGS OF PRODUCT TRADEMARKS. The Steering Committee, with respect to a Collaboration Product, shall supervise and direct the filing, prosecution and maintenance of the registrations of the Product Trademarks for such Collaboration Product. The Steering Committee shall provide each Party with (i) drafts of any new application to register a Product Trademark prior to filing that application, allowing adequate time for review and comment by the Parties if possible; provided, however, the Steering Committee shall not be obligated to delay the filing of any application; and
(ii) copies of all correspondence from any and all Trademark offices concerning Product Trademark registrations and an opportunity to comment on any proposed responses, voluntary amendments and submissions of any kind to be made to any and all such Trademark offices. Subject to Section 7.2.6, the Parties shall share equally in the expenses associated with the filing, prosecution and maintenance of such Product Trademark registrations.

                7.2.4 COOPERATION. Each Party shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, cooperate fully in the preparation, filing, prosecution, and maintenance of the other Party's Patents and the Product Trademarks. Such cooperation includes (a) promptly executing all papers and instruments and requiring employees to execute such papers and instruments as reasonable and appropriate so as to enable such other Party or the Steering Committee, as applicable, to file, prosecute, and maintain its Patents in any country; and (b) promptly informing such other Party of matters that may affect the preparation, filing, prosecution, or maintenance of any such Patents.

                7.2.5 PATENT FILINGS. Northwest covenants not to, and to cause its Affiliates, licensees and sublicensees, as applicable, not to, file any patent application disclosing or claiming any Information and Inventions comprising any Medarex Technology or the Exploitation thereof, without Medarex's prior written consent, which consent shall not be unreasonably withheld or delayed. Medarex covenants not to, and to cause its Affiliates, licensees and sublicensees, as applicable, not to, file any patent application disclosing or claiming any Information and Inventions comprising any Northwest Technology or the Exploitation thereof, without Northwest's prior written consent, which consent shall not be unreasonably withheld or delayed.

                7.2.6 ELECTION NOT TO PROSECUTE. If a Party elects not (a) to pursue the filing, prosecution or maintenance of a Collaboration Patent in a particular country, (b) to pursue the registration, prosecution or maintenance of a Product Trademark in a particular country, or (c) to take any other action with respect to Collaboration Technology or a Product Trademark in a particular country that is necessary or reasonably useful to establish or preserve rights thereto, then in each such case such Party shall so notify the other Party promptly in writing and in good time to enable such other Party to meet any deadlines by which an action must be taken to establish or preserve any such rights in such Collaboration Technology or Product Trademark, as applicable, in such country. Upon receipt of each such notice by such other Party or if, at any time, such Party fails to initiate any such action within thirty (30) days after a request by such other Party that it do so (or thereafter diligently pursue such action), such other Party shall have the right, but not the obligation, to pursue the filing or registration, or support the continued prosecution or maintenance, of such Patent or Product Trademark, as applicable, at its expense in such country. If such other Party elects to pursue such filing or registration, as the case may be, or continue such support, then such other Party shall notify such Party of such election and such Party shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, (x) reasonably cooperate with such other Party in this regard, and (y) subject to Article 3, promptly release or assign to such other Party, without compensation, all right, title and interest in and to such Patent or Product Trademark, as applicable, in such country.

        SECTION 7.3 ENFORCEMENT OF PATENTS AND TRADEMARKS.

                7.3.1 RIGHTS AND PROCEDURES. If Medarex or Northwest determines that any Technology or Product Trademark is being infringed by a Third Party's activities and that such infringement could affect the exercise by the Parties of their respective rights and obligations under this Agreement, it shall promptly notify the other Party in writing and provide such other Party with any evidence of such infringement that is reasonably available. Promptly after the receipt of such written notice, the Parties shall meet and discuss in good faith the removal of such infringement. The pursuing Party shall consider in good faith any comments from the other Party and shall keep the other Party reasonably informed of any steps taken to remove such infringement.

                7.3.2 COLLABORATION TECHNOLOGY AND PRODUCT TRADEMARKS. With respect to Collaboration Technology and Product Trademarks, the Steering Committee shall have the first right to remove such infringement using commercially appropriate steps, including the filing of an infringement suit or taking other similar action. Each Party shall be responsible for half of the reasonable and verifiable costs and expenses incurred in connection with such action. In the event the Steering Committee fails to take commercially appropriate steps to remove any infringement of any such Collaboration Technology or Product Trademark within ninety (90) days following notice of such infringement, or earlier notifies the Parties in writing of its intent not to take such steps, and (i) such failure to act is due to the refusal of one Party's representatives on the Steering Committee to authorize action over the objection of the other Party's representatives, then the Party whose representatives wish to proceed shall have the right to do so at its expense, or
(ii) such failure to act is due to any reason other than as set forth in clause
(i) above, then either Party shall have the right to proceed at its expense; provided, however, that if the Steering Committee has commenced negotiations with an alleged infringer for discontinuance of such infringement within such ninety (90) day period, the Steering Committee shall have an additional ninety
(90) days to conclude its negotiations before a Party unilaterally may bring suit for such infringement.

                7.3.3 OTHER TECHNOLOGY. With respect to Technology of a Party, the owner of such Technology shall have the sole right, but not the obligation, to remove such infringement; provided, however, that the other Party shall reimburse the owner of such Technology for fifty percent (50%) of the reasonable out-of-pocket costs incurred by such owner with respect to the removal of any such infringement with respect to any Collaboration Product.

                7.3.4 COOPERATION. The Party not enforcing the applicable Technology or Product Trademark shall provide reasonable assistance to the other Party, including providing access to relevant documents and other evidence, making its employees available at reasonable business hours, and joining the action to the extent necessary to allow the enforcing Party to maintain the action.

                7.3.5 RECOVERY. Any amounts recovered by a Party pursuant to this Section 7.3, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable costs and expenses in making such recovery (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses), with any remainder being retained by the Party that has exercised its right to bring the enforcement action; provided, however, that to the extent that any award is attributable to loss of sales of a Collaboration Product, the Parties shall negotiate in good faith an appropriate allocation of such award to reflect the economic interests of the Parties under this Agreement with respect to such Collaboration Product.

        SECTION 7.4 POTENTIAL THIRD PARTY RIGHTS.

                7.4.1 THIRD PARTY LICENSES.

                        (a) If (i) in the Collective Opinion of Counsel, a Party, or any of its Affiliates, licensees or permitted sublicensees, cannot Exploit a Collaboration Product in a country in the Territory without infringing one or more Patents that have issued to a Third Party in such country, or (ii) as a result of any claim made against a Party, or any of its Affiliates, licensees or permitted sublicensees, alleging that the Exploitation of a Collaboration Product infringes or misappropriates any Patent or any other intellectual property right of a Third Party in a country in the Territory, a judgment is entered by a court of competent jurisdiction from which no appeal is taken within the time permitted for appeal, such that a Party cannot Exploit such Collaboration Product in such country without infringing the Patent or other proprietary rights of such Third Party, then, in either case, the Parties shall use Commercially Reasonable Efforts to obtain a license in the names of the Parties from such Third Party as necessary for the Exploitation of any Collaboration Products hereunder in such country. Such activities shall be coordinated through the Steering Committee. Without acknowledging any actual or potential infringement, the Parties agree that it is in the best interests of the Collaboration to seek to enter into a cross license with [ *** ] to ensure that the Collaboration has freedom to operate with respect to Collaboration Products against the Collaboration Target referred to on Appendix C as PSMA. Accordingly, the Parties further agree that (i) no Collective Opinion of Counsel shall be necessary for the Steering Committee to commence negotiations with [ *** ] and its licensees to obtain such cross license, and
(ii) the Steering Committee shall, promptly after the Effective Date, commence such negotiations and use Commercially Reasonable Efforts to obtain such cross license.

                        (b) Notwithstanding subsection (a) above, Medarex shall have the sole right to seek any such license with respect to Mice-Related Technology or any Production Process Technology, and shall use Commercially Reasonable Efforts to obtain such a license in its own name from such Third Party in such country, under which Medarex shall, to the extent permissible under such license, grant a sublicense to Northwest as necessary for Northwest, and


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any of its Affiliates and permitted sublicensees, to Exploit the Collaboration Products as provided hereunder in such country. If Medarex is unable to secure the right to sublicense to Northwest, the Parties shall meet to discuss how to proceed. If the Parties are unable to come to a mutually satisfactory arrangement, and if Northwest does not wish to proceed with a joint development and commercialization of a Collaboration Antibody for which such sublicense is required, it shall notify Medarex thereof in writing, which notice shall be deemed to be an Opt-Out Notice as provided in Section 5.1.1.

                        (c) The Parties shall each bear fifty percent (50%) of any royalty or other payment obligations under the licenses obtained as provided in subsections (a) or (b) above, except with respect to the Medarex Technology or the Northwest Technology, where Northwest and Medarex, respectively, shall be responsible for fifty percent (50%) of only those royalty and other payment obligations with respect to the Exploitation of Collaboration Products and the other activities of the Parties hereunder.

                        (d) For purposes of this Section 7.4.1, "COLLECTIVE OPINION OF COUNSEL" shall mean the final joint opinion of patent counsel selected by Northwest and patent counsel selected by Medarex, after review of all data and information reasonably available at the time such opinion is rendered. If patent counsel for the Parties cannot agree on a final joint opinion within twenty (20) days after submission of the matter to such counsel, the patent counsel of the Parties shall agree on a third patent counsel who shall offer an independent opinion on the subject matter, which independent opinion shall be deemed the Collective Opinion of Counsel.

                7.4.2 THIRD PARTY LITIGATION.

                        (a) In the event that a Third Party institutes a Patent, Trademark or other infringement suit (including any suit alleging the invalidity or unenforceability of the Patents of a Party or its Affiliates, or claiming confusion, deception or dilution of a Trademark by a Product Trademark) against either Party or its respective Affiliates, licensees or permitted sublicensees during the Term, alleging that the Exploitation of the Collaboration Products in the Territory or any other activities hereunder, infringes one or more Patent, Trademark or other intellectual property rights held by such Third Party (an "INFRINGEMENT SUIT"), the Parties shall cooperate with one another in defending such suit.

                        (b) With respect to the Medarex Technology or the Northwest Technology, the Parties shall jointly direct and control any Infringement Suit with respect to Collaboration Products or any Collaboration Patents; provided, however, that no Party shall cease to defend, settle or otherwise dispose of a suit with respect to any intellectual property of the other Party without the prior written consent of such other Party.

                        (c) Each Party shall have the sole right to direct and control (including the right to cease to defend, settle or compromise) any Infringement Suit with respect to its Technology. The Parties shall each bear fifty percent (50%) of any costs and expenses of such defense, except with respect to the Medarex Technology or the Northwest Technology, where Northwest and Medarex, respectively, shall be responsible for fifty percent (50%) of those costs and expenses only with respect to the Exploitation of Collaboration Products and the other activities of the Parties hereunder.

                7.4.3 RETAINED RIGHTS. Nothing in this Section 7.4 shall prevent either Party, at its own expense, from obtaining any license or other rights from Third Parties it deems appropriate in order to permit the full and unhindered exercise of its rights or performance of its obligations under this Agreement; provided, however, that the terms of such license shall not impair the rights of the other Party to Exploit the Collaboration Products.

        SECTION 7.5 EXCHANGE OF KNOW-HOW.

                7.5.1 INFORMATION DISCLOSURE. Each Party shall, and shall cause its Affiliates, licensees and sublicensees, as applicable, to, without additional compensation and at such Party's sole expense, disclose and make available to the other Party, in whatever form each such other Party may reasonably request, all Regulatory Documentation, all of its other Know-How, all Information and Inventions included in the Collaboration Technology and any other Information and Inventions relating, directly or indirectly, to the Exploitation of any Collaboration Products immediately after the Effective Date and thereafter immediately upon the earlier of the conception or reduction to practice, discovery, development or making of each such Regulatory Documentation, Know-How, or other Information and Inventions.

                7.5.2 COOPERATION. With respect to the research, development, commercialization or other Exploitation of the Collaboration Products, each Party, shall cooperate with any and all reasonable requests for assistance from the other Party, including by making its employees, consultants and other scientific staff available upon reasonable notice during normal business hours at their respective places of business to consult with such other Party, as applicable, on issues arising during such research, development, commercialization or Exploitation.

                7.5.3 BIOLOGICAL MATERIALS.

                        (a) For purposes of facilitating the conduct of the research and development activities under this Agreement, Medarex and Northwest shall each provide to the other tissues, cells, cell lines, organisms, blood samples, genetic material, and other biological substances and materials, including the Mice Materials, the Collaboration Targets and other Antigens (collectively, "BIOLOGICAL MATERIALS") specified from time to time in this Agreement or the applicable Project Plan. Each Party agrees to provide all such Biological Materials to the other in accordance with this Agreement and the applicable Project Plan, and under the supervision of the Steering Committee.

                        (b) The Parties agree that: (a) all Biological Materials provided by one Party to the other Party and any Biological Material (including Collaboration Products and other Mice Materials) produced against or with, or derived from, such Biological Materials shall be used solely for the research and development activities as provided in the Project Plan, and in material compliance with all Applicable Law; (b) all such Biological Materials shall be provided without any warranties, express or implied, (c) the Party providing such Biological Materials shall obtain (or cause its Third Party collaborators to obtain or certify that they have obtained) all appropriate and required consents from the source of such Biological Materials; (d) Biological Materials provided by one Party to the other Party (other than Collaboration Products) shall not be made available by such other Party to any Third Party except as expressly provided in the Project Plan, unless the prior written consent of the Party providing such Biological Materials is first obtained; and (e) subject to the license grants in Article 3 and other provisions in this Agreement, all right, title and interest in and to
(i) the Mice Materials and the Mice-Related Technology shall be, and remain, vested in Medarex, and (ii) the Collaboration Targets shall be, and remain, vested in Northwest.

                7.5.4 REGULATORY RECORDS. With respect to the subject matter of this Agreement, each Party shall maintain, or cause to be maintained, records of its respective research, development, manufacturing and commercialization activities, including all Regulatory Documentation, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in the performance of such activities, and which shall be retained during the term of this Agreement and for a period of five (5) years thereafter, or for such longer period as may be required by Applicable Law. Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy any such records, except, with respect to Medarex's records, to the extent that such records contain proprietary information with respect to the Production Process Technology or the HuMAb Mice.

                7.5.5 PRODUCTION PROCESS TECHNOLOGY. Notwithstanding anything to the contrary in this Section 7.5 or elsewhere in this Agreement, Medarex shall not be obligated to disclose or provide any of its Production Process Technology, including Biological Materials, to Northwest or any Third Party; provided, however, that Medarex shall provide such Production Process Know-How to the Regulatory Authorities as is necessary to obtain and maintain Regulatory Approval for Collaboration Products supplied by it pursuant to Section 1.6. Medarex shall have the right to provide such Know-How to the Regulatory Authorities in a drug master file, or any foreign equivalent that is designed to protect Medarex's Confidential Information.

                                    ARTICLE 8
                              TERM AND TERMINATION

        SECTION 8.1 TERM. The term of this Agreement (the "Term") shall commence upon the Effective Date and shall continue in effect until the later of (a) the first anniversary of the completion of all of the activities in Section 1.2, or
(b) such time as there is no longer any Collaboration Product being Exploited hereunder, whether pursuant to Section 1.7 or otherwise, or any Unilateral Product being Exploited under a Unilateral Development and Commercialization Agreement, unless terminated at an earlier date in accordance with the terms and conditions set forth in this Article 8.

        SECTION 8.2 TERMINATION FOR MATERIAL BREACH.

                8.2.1 Any material failure by a Party to comply with any of its material obligations contained herein shall entitle the Party not in default to give to the Party in default written notice specifying the nature of the default, requiring the defaulting Party to make good or other-wise cure such default, and stating its intention if such default is not cured to terminate or, at the option of the Party not in default, to convert a Collaboration Product to which the material breach applies to a Unilateral Product pursuant to Section 5.1.

                8.2.2 If such default is not cured within thirty (30) days after the receipt of notice pursuant to subsection 8.2.1 above (or, if such default cannot be cured within such thirty (30)-day period, if the Party in default does not commence actions to cure such default within such period and thereafter diligently continue such actions or if such default is not otherwise cured within one-hundred and eighty (180) days after the receipt of such notice), except in the case of a payment default, as to which the defaulting Party shall have only a thirty (30) day cure period, the Party not in default shall be entitled, on written notice to the other Party, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to (a) terminate this Agreement in its entirety, or (b) convert such Collaboration Product to a Unilateral Product pursuant to Section 5.1, whereupon the defaulting Party shall be deemed the Opting-Out Party with respect to such Unilateral Product for all purposes hereunder and the notice provided under this provision shall be deemed equivalent to an Election Notice as provided in Section 5.1.

        SECTION 8.3 TERMINATION UPON INSOLVENCY. Either Party may terminate this Agreement if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state, country or jurisdiction, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if such other Party proposes a written agreement of composition or extension of its debts, or if such other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if such other Party shall propose or be a party to any dissolution or liquidation, or if such other Party shall make an assignment for the benefit of its creditors.

        SECTION 8.4 RIGHTS IN BANKRUPTCY. All rights and licenses granted under or pursuant to this Agreement by Medarex or Northwest are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the United States Bankruptcy Code. The Parties agree that the Parties, as licensees of such rights under this Agreement, shall retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party under the United States Bankruptcy Code, the Party hereto that is not a Party to such proceeding shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, which, if not already in the non-subject Party's possession, shall be promptly delivered to it (a) upon any such commencement of a bankruptcy proceeding upon the non-subject Party's written request therefor, unless the Party subject to such proceeding continues to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, following the rejection of this Agreement by or on behalf of the Party subject to such proceeding upon written request therefor by the non-subject Party.

        SECTION 8.5 CONSEQUENCES OF EXPIRATION OR TERMINATION.

                8.5.1 LICENSES. Upon expiration of the full term of this Agreement in accordance with Section 8.1 and payment of all amounts owed pursuant to Section 4.1, the licenses granted by Medarex to Northwest, and by Northwest to Medarex, hereunder shall be deemed fully-paid up.

                8.5.2 RETURN OF INFORMATION AND MATERIALS. Upon expiration of this Agreement pursuant to Section 8.1 or upon termination of this Agreement in its entirety by either Party pursuant to this Article 8, each Party, at the request of the other Party, shall return Biological Materials of such other Party and all data, files, records and other materials in its possession or control relating to such other Party's Technology, or containing or comprising such other Party's Information and Inventions or other Confidential Information (as defined in Article 6) and, in each case, to which the returning Party does not retain rights hereunder (except one copy of which (other than Biological Materials) may be retained solely for archival purposes).

        SECTION 8.6 ACCRUED RIGHTS; SURVIVING OBLIGATIONS.

                8.6.1 ACCRUED RIGHTS. Termination or expiration of this Agreement for any reason shall be without prejudice to any rights that shall have accrued to the benefit of a Party prior to such termination or expiration. Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement.

                8.6.2 SURVIVAL. Articles 4 (with respect to obligations arising prior to expiration or termination), 6 and 9, and Sections 2.3, 3.3.5, 3.4, 7.1, 7.2, 7.5.3, 7.5,4, 7.5.5, 8.5, 11.5 and 11.6 of this Agreement and this Section
8.6 shall survive expiration or termination of this Agreement for any reason.

                                    ARTICLE 9
                          INDEMNIFICATION AND INSURANCE

        SECTION 9.1 INDEMNIFICATION OF MEDAREX. Northwest shall indemnify Medarex and its Affiliates, and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) in connection with any and all liability suits, investigations, claims or demands (collectively, "LOSSES") arising from or occurring as a result of or in connection with (a) any breach by Northwest of this Agreement, or (b) the gross negligence or willful misconduct on the part of Northwest or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which Medarex has an obligation to indemnify Northwest pursuant to Section 9.2, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

        SECTION 9.2 INDEMNIFICATION OF NORTHWEST. Medarex: shall indemnify Northwest, its Affiliates, and their respective directors, officers, employees and agents, and defend and save each of them harmless, from and against any and all Losses arising from or occurring as a result of or in connection with (a) any breach by Medarex of this Agreement, or (b) the gross negligence or willful misconduct on the part of Medarex or its Affiliates, licensees or sublicensees in performing any activity contemplated by this Agreement, except for those Losses for which Northwest has an obligation to indemnify Medarex: and its Affiliates pursuant to Section 9.1, as to which Losses each Party shall indemnify the other to the extent of their respective liability for the Losses.

        SECTION 9.3 INDEMNIFICATION PROCEDURE.

                9.3.1 NOTICE OF CLAIM. The indemnified Party shall give the indemnifying Party prompt written notice (an "INDEMNIFICATION CLAIM NOTICE") of any Losses or discovery of fact upon which such indemnified Party intends to base a request for indemnification under Section 9.1 or Section 9.2, but in no event shall the indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The indemnified Party shall furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses. All indemnification claims in respect of a Party, its Affiliates or their respective directors, officers, employees and agents (collectively, the "INDEMNITEES" and each an "INDEMNITEE") shall be made solely by such Party to this Agreement (the "INDEMNIFIED PARTY").

                9.3.2 THIRD PARTY CLAIMS. The obligations of an indemnifying Party under this Article 9 with respect to Losses arising from claims of any Third Party that are subject to indemnification as provided for in Section 9.1 or 9.2 (a "THIRD PARTY CLAIM") shall be governed by and be contingent upon the following additional terms and conditions:

                        (a) CONTROL OF DEFENSE.

                                (i) At its option, the indemnifying Party may
assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within thirty (30) days after the indemnifying Party's receipt of an Indemnification Claim Notice. The assumption of the defense of a Third Party Claim by the indemnifying Party shall not be construed as an acknowledgment that the indemnifying Party is liable to indemnify any Indemnitee in respect of the Third Party Claim, nor shall it constitute a waiver by the indemnifying Party of any defenses it may assert against any Indemnitee's claim for indemnification,

                                (ii) Upon assuming the defense of a Third Party
Claim, the indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the indemnifying Party. In the event the indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall immediately deliver to the indemnifying Party all original notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim. Should the indemnifying Party assume the defense of a Third Party Claim, the indemnifying Party shall not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.

                                (iii) In the event that it is ultimately
determined that the indemnifying Party is not obligated to indemnify, defend or hold harmless an Indemnitee from and against the Third Party Claim, the Indemnified Party shall reimburse the indemnifying Party for any and all costs and expenses (including attorneys' fees and costs of suit) and any Losses incurred by the indemnifying Party in its defense of the Third Party Claim with respect to such Indemnitee.

                        (b) RIGHT TO PARTICIPATE IN DEFENSE. Without limiting
Section 9.3.2(a), any Indemnitee shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose- provided, however that such employment shall be at the Indemnitee's own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, or (ii) the indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 9.3.2(a) (in which case the Indemnified Party shall control the defense).

                        (c) SETTLEMENT. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee's becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the indemnifying Party shall have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 9.3.2(a), the indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of the indemnifying Party. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the indemnifying Party.

                        (d) COOPERATION. Regardless of whether the indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party shall, and shall cause each other Indemnitee to, cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to the indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the indemnifying Party shall reimburse the Indemnified Party for all its reasonable out-of-pocket expenses in connection therewith.

                        (e) EXPENSES. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any claim shall be reimbursed on a calendar quarter basis by the indemnifying Party, without prejudice to the indemnifying Party's right to contest the Indemnified Party's right to indemnification and subject to refund in the event the indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.

        SECTION 9.4 INSURANCE. Each Party shall have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and shall upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

                                   ARTICLE 10
                         REPRESENTATIONS AND WARRANTIES

        SECTION 10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each Party hereby represents, warrants and covenants to the other Party as of the Effective Date as follows:

                10.1.1 CORPORATE AUTHORITY. Such Party (a) has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, and (b) has taken all necessary action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

                10.1.2 LITIGATION. Such Party is not aware of any pending or threatened litigation (and has not received any communication) that alleges that such Party's activities related to this Agreement have violated, or that by conducting the activities as contemplated herein such Party would violate, any of the intellectual property rights of any other party.

                10.1.3 CONSENTS, APPROVALS, ETC. All necessary consents, approvals and authorizations of all Regulatory Authorities and other parties required to be obtained by such Party in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder have been obtained.

                10.1.4 CONFLICTS. The execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of Applicable Law or any provision of the articles of incorporation, bylaws or any similar instrument of such Party, as applicable, in any material way, and (b) do not conflict with, violate, or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such Party is bound.

                10.1.5 DEBARMENT. No such Party nor any of its Affiliates has been debarred or is subject to debarment and neither such Party nor any of its Affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any party who has been debarred pursuant to
Section 306 of the Federal Food, Drug, and Cosmetic Act, as amended, or who is the subject of a conviction described in such section. Each Party will inform the other Party in writing immediately if it or any party who is performing services hereunder is debarred or is the subject of a conviction described in
Section 306, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to such Party's knowledge, is threatened, relating to the debarment or conviction of such Party or any party performing services hereunder.

        SECTION 10.2 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF MEDAREX.

                10.2.1 Medarex represents and warrants to Northwest that Medarex is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

                10.2.2 Except as set forth in Appendix E on Schedule 10.2 attached hereto, to the knowledge of the officers of Medarex and without a duty to conduct any investigation, as of the Effective Date, there are no existing or threatened (in writing) actions, suits or claims pending with respect to the Medarex Technology.

                10.2.3 To the knowledge of the officers of Medarex, there are no issued U.S., EPO or Japanese patents owned by third parties (other than those Controlled by Medarex) that would be infringed by the use of the Mice Materials and/or Medarex Technology by Medarex to elicit, produce in hybridornas and/or identify human monoclonal antibodies in connection with the licenses granted herein; provided, however, that the representation and warranty set forth in this clause does not include any patents or patent applications that cover (A) the targets of such human monoclonal antibodies or (B) the human monoclonal antibodies specific to such targets or (C) the use of such human monoclonal antibodies.

        SECTION 10.3 ADDITIONAL REPRESENTATIONS AND WARRANTIES OF NORTHWEST.

                10.3.1 Northwest represents and warrants to Medarex that Northwest is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.

                10.3.2 Except as set forth in Appendix E on Schedule 10.3 attached hereto, to the knowledge of the officers of Northwest and without a duty to conduct any investigation, as of the Effective Date, there are no existing or threatened (in writing) actions, suits or claims pending with respect to the Northwest Technology.

                10.3.3 To the knowledge of the officers of Northwest, there are no issued U.S., EPO or Japanese patents owned by third parties (other than those Controlled by Northwest) that would be infringed by the use of the Collaboration Targets or the human monoclonal antibodies specific to such targets in connection with the licenses granted herein.

        SECTION 10.4 KNOWLEDGE; OFFICERS. For purposes of Sections 10.1, 10.2 and 10.3, (a) "knowledge of' a Party shall mean such Party's good faith understanding of the facts and information in its possession without any duty to conduct any investigation with respect to such facts and information, and (b) "officers" of a Party shall mean persons in the positions of vice president, senior vice president, executive vice president, president and chief executive officer.

        SECTION 10.5 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 10.1, 10.2 AND 10.3, NORTHWEST AND MEDAREX MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND NORTHWEST AND MEDAREX EACH SPECIFICALLY DISCLAIM ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

                                   ARTICLE 11
                                  MISCELLANEOUS

        SECTION 11.1 FORCE MAJEURE. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use Commercially Reasonable Efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty
(180) days after the date of the occurrence, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the goals of the Collaboration outlined in this Agreement.

        SECTION 11.2 SUBCONTRACTORS. Each Party shall have the right, subject to the prior written consent of the Steering Committee, such consent not to be unreasonably withheld or delayed, to subcontract any of its research, development, manufacture and/or commercialization activities to a Third Party, provided that it furnishes the other Party with advanced written notice thereof, which notice shall specify the work to be subcontracted, and obtains a written undertaking from the subcontractor that it shall be subject to the applicable terms and conditions of this Agreement, including the provisions of Article 6. If a Party wishes to subcontract any of its research, development, manufacturing or commercialization activities to a Third Party and the Steering Committee consents, the other Party may submit a bid to the subcontracting Party to perform such work. The subcontracting Party shall use Commercially Reasonable Efforts to enter into an agreement with the bidder that is best able to meet the Collaboration's requirements, taking into consideration such factors as price, quality, capacity, quantity, reliability and reputation, provided that such bidder is reasonably acceptable to the Steering Committee. Unless the Project Plan provides, or the Steering Committee agrees otherwise, the Parties shall share equally (50%) in the costs and expenses associated with the use of a subcontractor to conduct research, development, manufacture and commercialization activities, but unless the Parties agree otherwise, the subcontracting Party shall remain solely liable for the performance of its research, development, manufacture or commercialization activities by its subcontractor; provided, however, that Northwest and Medarex each shall remain solely responsible for all costs and expenses associated with its-use of subcontractor(s) with respect to the Northwest Research Activities and the Medarex Research Activities, respectively.

        SECTION 11.3 ASSIGNMENT. Without the prior written consent of the other Party hereto, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however that either Party hereto may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party (a) to any Affiliate of such Party; or (b) to any Third Party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets to which this Agreement relates if in any such event (i) the assigning Party (provided that it is not the surviving entity) remains jointly and severally liable with the relevant Northwest Affiliate, Medarex Affiliate or Third Party assignee under this Agreement, and (ii) the relevant Northwest Affiliate assignee, Medarex Affiliate assignee, Third Party assignee or surviving entity assumes in writing all of the assigning Party's obligations under this Agreement. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect.

        SECTION 11.4 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

        SECTION 11.5 GOVERNING LAW, JURISDICTION, VENUE AND SERVICE. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and wholly performed within such jurisdiction by residents of such jurisdiction. Subject to Section 2.3, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim In any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any, action, suit or proceeding brought against it under this Agreement in any such court.

        SECTION 11.6 NOTICES. All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier as provided herein), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

        If to Northwest, to:

               Northwest Biotherapeutics, Inc.
               21720 23rd Dr. SE, Suite 100
               Bothell, Washington 98021
               Attention:  President
               Facsimile- (425) 608-3026

        with a copy to:

               Lane Powell Spears Lubersky LLP
               1420 Fifth Avenue Suite 4100
               Seattle, WA 98101-2338
               Attention:  Jim Johnston, Esq.
               Facsimile:  (206) 223-7107



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

        If to Medarex, to:

               Medarex, Inc.
               707 State Road, Suite 206
               Princeton, New Jersey 08540-1437
               Attention:  President
               Facsimile:  (609) 430-2850

        with a copy to:

               Medarex, Inc.
               707 State Road, Suite 206
               Princeton, New Jersey 08540-1437
               Attention:  General Counsel
               Facsimile:  (609) 430-2850

or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such communication shall be deemed to have been given (i) when delivered, if personally delivered or sent by facsimile on a business day, (ii) on the business day after dispatch, if sent by nationally-recognized overnight courier, and (iii) on the third business day following the date of mailing, if sent by mail. It is understood and agreed that this Section 11.6 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.

        SECTION 11.7 ENTIRE AGREEMENT; MODIFICATIONS. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

        SECTION 11.8 RELATIONSHIP OF THE PARTIES. It is expressly agreed that the Parties shall be independent contractors of one another and that the relationship between the Parties shall not constitute a partnership, joint venture or agency. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior written consent of the other to do so. All persons employed by a Party shall be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

        SECTION 11.9 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

        SECTION 11.10 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        SECTION 11.11 NO BENEFIT TO THIRD PARTIES. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

        SECTION 11.12 FURTHER ASSURANCE. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

        SECTION 11.13 ENGLISH LANGUAGE. This Agreement has been written and executed in the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

        SECTION 11.14 REFERENCES. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

        SECTION 11.15 CONSTRUCTION. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used herein shall mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

              [Remainder of this page is left blank intentionally]

        IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written,


MEDAREX, INC.                               NORTHWEST BIOTHERAPEUTICS, INC.


By:                                         By:
   ---------------------------------           ---------------------------------

Name:  Donald L. Drakeman                   Name:
                                                 -------------------------------

Title:  President and CEO                   Title:
                                                  ------------------------------

                                   APPENDIX A

                                   DEFINITIONS


        This Appendix to the COLLABORATION AGREEMENT ("AGREEMENT") effective as of April 24, 2001, by and between Northwest, INC. ("NORTHWEST") and MEDAREX, INC., on behalf of itself and its wholly owned subsidiary, GENPHARM INTERNATIONAL, INC., (collectively, "MEDAREX") provides agreed upon definitions applicable to the Parties for purposes of the Agreement. All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement, unless otherwise expressly provided herein.

        The contents of this Appendix A are hereby incorporated into the Agreement and are governed by the terms and conditions of the Agreement, including the confidentiality provisions set forth therein.

        "AFFILIATE" of a party shall mean any other party that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such first party. For purposes of this definition only, "control" and, with correlative meanings, the terms "controlled by" and "under common control with" shall mean (a) the possession, directly or indirectly, of the power to direct the management or policies of a party, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a party; provided that, if local law restricts foreign ownership, control will be established by direct or indirect ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.

        "ANTIBODY" shall mean any fully human monoclonal antibody, or fragment thereof, with a [ *** ] that has a [ *** ] for an Antigen. References in the Agreement to an "Antibody" shall include (a) [ *** ] with respect to the [ *** ] of such Antibody, and (b) [ *** ] with respect to the [ *** ] of such Antibody (or a [ *** ] of such [ *** ] containing that portion of such [ *** ]). By way of clarification, Antibodies with [ *** ] shall be deemed to be different Antibodies, irrespective of whether they bind to the same Antigen.

        "ANTIBODY PRODUCT" shall mean any composition or formulation containing or comprising one or more Antibodies, including, by way of clarification, (a)
[ *** ] one or more of such [ *** ] with respect to the [ *** ] of such Antibodies, and (b) [ *** ] with respect to the [ *** ] of such Antibodies (or a [ *** ] of such [ *** ] containing that portion of such )[ *** ], for the diagnosis, prophylaxis or treatment of human diseases or conditions.

        "ANTIGEN" shall mean any protein (including any glyco- or lipo-protein), carbohydrate, compound or other composition, and any fragment, peptide or epitope thereof, that stimulates the production of antibodies.


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        "APPLICABLE LAW" shall mean the applicable laws, rules, and regulations, including any rules, regulations, guidelines, or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory,

        "BIOSITE AGREEMENT" shall mean that certain Collaboration Agreement, dated as of June 1, 2000, between Medarex and Biosite Diagnostics Incorporated, a Delaware corporation.

        "BLA" or "BIOLOGICS LICENSE APPLICATION" shall mean a Biologics License Application, as defined in the U.S. Federal Food, Drug, and Cosmetics Act, as amended, and the regulations promulgated thereunder, and any corresponding foreign or domestic marketing authorization application, registration or certification, necessary or reasonably useful to market a Collaboration Product in the Territory, but not including pricing and reimbursement approvals.

        "COLLABORATION PRODUCT" shall mean any Antibody Product that contains a Collaboration Antibody.

        "COLLABORATION TARGET" shall mean any Antigen listed on Appendix C, as such appendix may be amended pursuant to this Agreement.

        "COLLABORATION TECHNOLOGY" shall mean any and all (a) Information and Inventions, conceived, discovered, developed or otherwise made, as necessary to establish authorship, inventorship or ownership under Applicable Law, by or on behalf of a Party or its Affiliates or, to the extent permitted, its sublicensees (whether alone or jointly), in connection with the work conducted under this Agreement, whether or not patented or patentable, but excluding any Mice Materials, Mice-Related Technology or Production Process Technology-, and
(b) Patents and other intellectual property rights with respect thereto (collectively, "COLLABORATION PATENTS").

        "COMMERCIALLY REASONABLE EFFORTS" shall mean, with respect to the research, development, manufacture or commercialization of a Collaboration Target or a resulting Collaboration Product, efforts and resources commonly used in the biotechnology industry for an antibody of similar commercial potential at a similar stage in its lifecycle, taking into consideration its safety and efficacy, its cost to develop, the competitiveness of alternative products, its proprietary position, the likelihood of regulatory approval, its profitability, and all other relevant factors. Commercially Reasonable Efforts shall be determined on a market-by-market basis for each Collaboration Target and Collaboration Product, as applicable

        "CONTROL" shall mean, with respect to any Information and Invention, Patent or other intellectual property right, possession of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, or grant a license, sublicense or other right to or under, such Information and Invention, Patent or fight as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

        "CROSS-LICENSE AGREEMENT" shall mean that certain Cross-License Agreement entered into by and among Abgenix, Inc., Cell Genesys, Inc., Japan Tobacco Inc., Xenotech L.P., and GenPharm International, Inc., effective as of March 26, 1997, as amended from time to time.

        "EXPLOIT" or "EXPLOITATION" shall mean to make, have made, import, use, sell, offer for sale, or otherwise dispose of, including all discovery, research, development, registration, modification, enhancement, improvement, manufacture, storage, formulation, exportation, transportation, distribution, promotion and marketing activities related thereto.

        "FDA" shall mean the United States Food and Drug Administration and any successor agency thereto.

        "GAAP" shall mean United States generally accepted accounting principles consistently applied.

        "HUMAB MICE" shall mean any [  ***  ] containing [  ***  ] into
[ *** ], but [ *** ] thereof, that are Controlled by Medarex or its Affiliates as of the Effective Date or at any time during the term of this Agreement, but excluding any [ *** ] that are in-licensed or otherwise acquired by Medarex or its Affiliates after the Effective Date.

        "IMPROVEMENT" shall mean any modification to an antibody, compound, product or technology or any discovery, device, process or formulation related to such antibody, compound, product or technology, whether or not patented or patentable, including any enhancement in the efficiency, operation, manufacture, ingredients, preparation, presentation, formulation. means of delivery, packaging or dosage of an antibody, compound, product or technology, any discovery or development of any new or expanded indications or applications for an antibody, compound, product or technology, or any discovery or development that improves the stability, safety or efficacy of an antibody, compound, product or technology.

        "IND" shall mean an investigational new drug application filed with the FDA for authorization to commence human clinical trials, and its equivalent in other countries or regulatory jurisdictions.

        "INFORMATION AND INVENTIONS" shall mean all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, experiences, ideas, technical assistance, designs, drawings, assembly procedures, computer programs, apparatuses, specifications, data, results and other material, including high-throughput screening, gene expression, genomics, proteornics and other drug discovery and development technology, pre-clinical and clinical trial results, manufacturing procedures, test procedures and purification and isolation techniques, (whether or not confidential, proprietary, patented or patentable) in written, electronic or any other form now known or hereafter developed, and all Improvements, whether to the foregoing or otherwise, and other discoveries, developments, inventions and other intellectual property (whether or not confidential, proprietary, patented or patentable)-

        "KIRIN AGREEMENT" shall mean that certain Agreement on Essential Terms for Collaboration between Kirin Brewery Co, Ltd. ("KIRIN") and Medarex dated as of December 27, 1999, and any further agreement between Kirin and Medarex entered into pursuant thereto.


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

        "KNOW-HOW" shall mean the Medarex Know-How (including the Mice-Related Know-How), the Northwest Know-How and/or the Collaboration Know-How, as applicable.

        "LEAD COLLABORATION ANTIBODY" shall have the meaning set forth in
Section 1.2.8. For the avoidance of doubt, a Collaboration Antibody that has been designated a Lead Collaboration Antibody shall continue to be a Collaboration Antibody for purposes of this Agreement.

        "MEDAREX KNOW-HOW" shall mean all Information and Inventions in the Control of Medarex or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Exploitation of the Collaboration Products or for the exercise of the Medarex Patents, in each case that are not generally known, but excluding (w) any Third Party Know-How,
(x) any Information and Inventions included. in the Collaboration Technology,
(y) any Production Process Know-How, and (z) any Information and Inventions to the extent covered or claimed by the Medarex Patents. Medarex Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information related to the Collaboration Targets and the Collaboration Products, and (b) data and information with respect to, and resulting from, assays and biological methodologies necessary or reasonably useful for the Exploitation of the Collaboration Targets and the Collaboration Products. By way of clarification, Northwest shall not have any rights with respect to Third-Party Know-How under this Agreement unless the Parties enter into a separate written agreement with respect thereto-

        "MEDAREX PATENTS" shall mean all of the Patents that Medarex or its Affiliates Control as of the Effective Date and at any time during the Term, that cover or claim any invention necessary or reasonably useful for the Exploitation of the Collaboration Products, but excluding any Third Party Patents, any Collaboration Patents, and any Production Process Patents. By way of clarification, Northwest shall not have any rights with respect to any Third-Party Patents under this Agreement unless the Parties enter into a separate written agreement with respect thereto.

        "MEDAREX TECHNOLOGY" shall mean the Medarex Know-How and Medarex Patents, including all Mice-Related Technology.

        "MICE MATERIALS" shall mean the HuMAb Mice, any parts or derivatives of the HuMAb Mice, including [ *** ] thereto, whether )[ *** ] with respect to the [ *** ] of an Antibody or [ *** ] thereof, and any [ *** ] thereof or [ *** ] thereto (e.g., [ *** ] therein)) or other [ *** ] derived directly or indirectly from the HuMAb Mice, but excluding any Collaboration Products.

        "MICE-RELATED KNOW-HOW" shall mean (a) any Information and Inventions with respect to any Mice Materials or other biological materials derived directly or indirectly from the HuMAb Mice, but excluding any Collaboration Products and any Information and Inventions with respect to Exploitation of Collaboration Products, and (b) any Information and Inventions with respect to the HuMAb Mice and the Exploitation thereof, but in each case excluding any Information and Inventions to the extent covered or claimed by the Mice-Related Patents.

        "MICE-RELATED PATENTS" shall mean any Patents that claim or cover (a) Mice Materials or other biological materials derived directly or indirectly from the HuMAb Mice, and any Information


[ *** ]INFORMATION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and Inventions with respect to the foregoing, but excluding any claims with respect to Collaboration Products or any Information and Inventions with respect to the Exploitation of the Collaboration Products, and (b) the HuMAb Mice and the Exploitation thereof

        "MICE-RELATED TECHNOLOGY" shall mean the Mice-Related Know-How and the Mice-Related Patents.

        "MRC AGREEMENT" shall mean that certain License Agreement entered into by the Medical Research Council Institute of Animal Physiology and Genetics Research of Babraham Hall and Marianne Bruggdmann and GenPharrn International, Inc., effective October 1, 1993, as amended on August 12, 1994.

        "NORTHWEST KNOW-HOW" shall mean all Information and Inventions in the Control of Northwest or its Affiliates as of the Effective Date or at any time during the Term that are necessary or reasonably useful for the Exploitation of the Collaboration Products, including the discovery, identification or characterization of Collaboration Targets, or for the exercise of the Northwest Patents, in each case that are not generally known, but excluding (x) any Information and Inventions included in the Collaboration Technology, and (y) any Information and Inventions to the extent covered or claimed by the Northwest Patents. Northwest Know-How shall include all: (a) biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, clinical and safety data and information related to the Collaboration Targets and the Collaboration Products, and (b) data and information with respect to, and resulting from, assays and biological methodologies necessary or reasonably useful for the Exploitation of the Collaboration Targets and the Collaboration Products.'

        "NORTHWEST PATENTS" shall mean all of the Patents that Northwest and its Affiliates Control as of the Effective Date and at any time during the Term, that claim or cover any invention necessary or reasonably useful for the Exploitation of the Collaboration Products, including any Patents that claim or cover any Collaboration Target or any method for the discovery, identification or characterization of Collaboration Targets, but excluding any Collaboration Patents.

        "NORTHWEST TECHNOLOGY" shall mean the Northwest Know-How and Northwest Patents.

        "PATENTS" shall mean (x) all patents and patent applications, (y) any substitutions, divisions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like, and any provisional applications, of any such patents or patent applications, and (z) any foreign or international equivalent of any of the foregoing.

        "PRE-EXISTING AGREEMENT" shall mean, with respect to an Antigen, any agreement with a Third Party that would preclude such Antigen from becoming a Collaboration Target hereunder that was entered into by Northwest or any of its Affiliates, as applicable, prior to the Effective Date.

        "PRODUCT TRADEMARKS" shall mean the trademarks developed for the Collaboration Products by the Steering Committee, all packaging designs and other trade dress used in connection with the Collaboration Products and such other Trademarks relating thereto and any registrations thereof or any pending applications relating thereto.

        "PRODUCTION PROCESS DEVELOPMENT" shall mean the development of processes and technology to facilitate production, purification, evaluation, characterization, stability assessment, vialing and distribution, and release of a Collaboration Antibody.

        "PRODUCTION PROCESS KNOW-HOW" shall mean any Information and Inventions with respect to the Production Process Development or the manufacture of Antibody Products, but excluding any Information and Inventions to the extent covered or claimed by the Production Process Patents.

        "PRODUCTION PROCESS PATENTS" shall mean any Patents of Medarex that claim or cover the Production Process Development or the manufacture of Antibody Products.

        "PRODUCTION PROCESS TECHNOLOGY" shall mean any Production Process Know-How and Production Process Patents.

        "REGULATORY APPROVAL" shall mean any and all approvals (including pricing and reimbursement approvals), licenses, registrations or authorizations of any Regulatory Authority, necessary for the Exploitation of a Collaboration Product in a country, including any (a) approval for a Collaboration Product (including any INDs, BLAs and supplements and amendments thereto); (b) pre- and post-approval marketing authorizations (including any prerequisite manufacturing approval or authorization related thereto); (c) labeling approval; and (d) technical, medical and scientific licenses.

        "REGULATORY AUTHORITY" shall mean any applicable government entities regulating or otherwise exercising authority with respect to the Exploitation of the Collaboration Targets or the Collaboration Products in the Territory.

        "REGULATORY DOCUMENTATION" shall mean all applications, registrations, licenses, authorizations and approvals (including all Regulatory Approvals), all correspondence submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority), all supporting documents and all clinical studies and tests, relating to any Collaboration Antibody, Collaboration Target or any Collaboration Products, and all data contained in any of the foregoing, including all regulatory drug lists, advertising and promotion documents, adverse event files and complaint files.

        "TARGET ENTRY PERIOD" shall mean a four (4) year period starting on the Effective Date (1) earlier terminated by (A) the unanimous agreement of the Parties, or (B) either Party pursuant to Article 8; or (ii) extended by unanimous agreement of the Parties. The termination or expiration of the Target Entry Period shall not constitute a termination of this Agreement.

        "TECHNOLOGY" shall mean Medarex Technology, the Northwest Technology and/or the Collaboration Technology, as applicable.

        "TERRITORY" shall mean the entire world.

        "THIRD PARTY" shall mean any party other than Medarex, Northwest or their respective Affiliates,

        "THIRD-PARTY KNOW-HOW" shall mean any and all Information and Inventions that Medarex or any of its Affiliates Control pursuant to the Biosite Agreement, the Kirin Agreement or any other agreement with a Third Party that is entered into after the Effective Date, but excluding any Information and Inventions that are claimed or covered by the Third-Party Patents.

        "THIRD-PARTY PATENT" shall mean any Patents that Medarex or any of its Affiliates Control pursuant to the Biosite Agreement, the Kirin Agreement or any other agreement with a Third Party that is entered into after the Effective Date.

        "TRADEMARK" shall include any word, name, symbol, color, designation or device or any combination thereof, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo or business symbol.

        TERMS DEFINED ELSEWHERE IN THIS AGREEMENT. The following terms are defined in the applicable Sections of this Agreement:

DEFINED TERM                                    SECTION
Northwest Research Activities                   Section 1.2.4
Antigen Evaluation Material                     Section 1.2.2(a)
Assay                                           Section 1-2.3(c)
Assay Candidate                                 Section 1.2.6(a)
Assay Success Criteria                          Section 1.2.3(e)
Authorized Commercialization Expenses           Section 4. 1.1
Authorized R&D Expenses                         Section 4.1.2
Biological Materials                            Section 7.5.3
Collaboration                                   Section 1.1
Collaboration Antibody                          Section 1.2.6(a)
Collaboration Expenses                          Section 4.5.1
Collective Opinion of Counsel                   Section 7.4.1
Commercialization Expenses                      Appendix B
Confidential Information                        Section 6.1
Dormant Product                                 Section 5.3
Effective Date                                  Preamble
Election Notice                                 Section 5.1.2
Expert                                          Section 2.3. 1 (a)
Fully-Burdened Production Process               Appendix B
Development Cost
Immunogen                                       Section 1.2-3(a)
Indemnification Claim Notice                    Section 9.3.1
Indemnified Party                               Section 9.3.1
Indemnitee                                      Section 9.3.1
Infringement Suit                               Section 7.4.2

DEFINED TERM                                    SECTION
Initial Antigen                                 Section 1.2.2
Losses                                          Section 9.1
Medarex Research Activities                     Section 1.2.4
Net Profits, Net Losses                         Appendix B
Net Sales                                       Appendix B
Opt-Out                                         Section 5. 1. 1
Opt-Out Notice                                  Section 5. 1.1
Opting-Out Party                                Section 5. 1.1
Other Operating (Income)/Expense                Appendix B
Party                                           Preamble
Project Budget                                  Section 1.3
Project Plan                                    Section 1.3
Replacement Period                              Section 1.2.2(d)
Research and Commercialization Agreement        Section 3.3.2
Reserved Antibody                               Section 1.2.6(b)
Reversion Target                                Section 1.7
Steering Committee                              Section 2. 1.1
Subsequent Antigen                              Section 1.2.2
Term                                            Section 8.1
Third Party Claim                               Section 9.3.2
Third Party Payments                            Appendix B
Unilateral Development and                      Section 5.1.2
Commercialization Agreement
Unilateral Product                              Section 5.1.2
Withholding Taxes                               Section 4.4